Execution Version

8984554v7

SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

Dated as of December 21, 2018

among

STANDEX INTERNATIONAL CORPORATION,

as the U.S. Borrower,

STANDEX ELECTRONICS JAPAN CORPORATION,

as the Japanese Borrower,

CITIZENS BANK, N.A.,
as Administrative Agent, Swing Line Lender,
an L/C Issuer, Joint Lead Arranger and
Joint Book Runner,

CITIZENS BANK, N.A.,

as Multicurrency Administrative Agent

BANK OF AMERICA, N.A.,
as Co-Syndication Agent, Joint Lead Arranger and Joint Book Runner,

TD BANK, N.A.,
as Co-Syndication Agent and Joint Lead Arranger,

JPMORGAN CHASE BANK, N.A.,
as Co-Documentation Agent,

BRANCH BANKING & TRUST COMPANY,
as Co-Documentation Agent,

and

The Other Lenders Party Hereto

TABLE OF CONTENTS

Page

Article I DEFINITIONS AND ACCOUNTING TERMS1

1.01Defined Terms1

1.02Other Interpretive Provisions33

1.03Accounting Terms33

1.04Rounding34

1.05Times of Day34

1.06Letter of Credit Amounts34

1.07Currency Equivalents Generally34

1.08Divisions34

1.09Interest35

Article II THE COMMITMENTS AND CREDIT EXTENSIONS35

2.01The Loans35

2.02Borrowings, Conversions and Continuations of Loans37

2.03Letters of Credit39

2.04Swing Line Loans47

2.05Prepayments50

2.06Termination or Reduction of Commitments52

2.07Repayment of Loans52

2.08Interest52

2.09Fees53

2.10Computation of Interest and Fees; Retroactive Adjustments of Applicable Margin54

2.11Evidence of Debt54

2.12Payments Generally; Administrative Agent’s Clawback55

2.13Sharing of Payments by Lenders57

Article III TAXES, YIELD PROTECTION AND ILLEGALITY58

3.01Taxes58

3.02Illegality62

3.03Inability to Determine Rates63

3.04Successor LIBOR63

3.05Increased Costs; Reserves on Eurodollar Rate Loans64

3.06Compensation for Losses67

3.07Mitigation Obligations; Replacement of Lenders; Designated Lenders67

3.08Survival68

Article IV CONDITIONS PRECEDENT TO Credit Extensions68

4.01Conditions of Initial Credit Extension to U.S. Borrower68

4.02Conditions to all Credit Extensions70

4.03Conditions to all Credit Extensions to Japanese Borrower70

Article V REPRESENTATIONS AND WARRANTIES72

5.01Existence, Qualification and Power72

5.02Authorization; No Contravention72

5.03Governmental Authorization; Other Consents72

5.04Binding Effect73

5.05Financial Statements; No Material Adverse Effect73

5.06Litigation74

5.07No Default74

5.08Ownership of Property; Liens; Investments74

5.09Environmental Compliance75

5.10Insurance75

5.11Taxes75

5.12ERISA Compliance75

5.13Subsidiaries; Equity Interests; Loan Parties76

5.14Margin Regulations; Investment Company Act76

5.15Disclosure76

5.16Compliance with Laws77

5.17Intellectual Property; Licenses, Etc77

5.18Solvency77

5.19Casualty, Etc.77

5.20PATRIOT Act; FCPA; OFAC77

5.21EEA Financial Institutions78

5.22Anti-Social Forces78

Article VI AFFIRMATIVE COVENANTS78

6.01Financial Statements78

6.02Certificates; Other Information79

6.03Notices81

6.04Payment of Obligations82

6.05Preservation of Existence, Etc.82

6.06Maintenance of Properties82

6.07Maintenance of Insurance82

6.08Compliance with Laws82

6.09Books and Records83

6.10Inspection Rights83

6.11Use of Proceeds83

6.12Covenant to Guarantee Obligations; Additional Subsidiaries83

6.13Compliance with Environmental Laws83

6.14Further Assurances84

6.15Compliance with Terms of Leaseholds84

6.16Material Contracts84

6.17Most Favored Covenant Status84

6.18Senior Debt84

Article VII NEGATIVE COVENANTS85

7.01Liens85

7.02Indebtedness86

7.03Investments87

7.04Fundamental Changes88

7.05Dispositions88

7.06Restricted Payments89

7.07Change in Nature of Business90

7.08Transactions with Affiliates90

7.09Burdensome Agreements90

7.10Use of Proceeds90

7.11Financial Covenants90

7.12Amendments of Organization Documents90

7.13Accounting Changes91

7.14Prepayments, Etc.91

7.15Amendment, Etc91

7.16Disqualified Equity Interest91

7.17Anti-Terrorism Laws91

7.18Anti-Social Forces91

Article VIII EVENTS OF DEFAULT AND REMEDIES91

8.01Events of Default91

8.02Remedies upon Event of Default93

8.03Application of Funds94

Article IX ADMINISTRATIVE AGENT95

9.01Appointment and Authority95

9.02Rights as a Lender95

9.03Exculpatory Provisions95

9.04Reliance by Administrative Agents96

9.05Delegation of Duties97

9.06Resignation of Administrative Agent97

9.07Non-Reliance on Administrative Agent and Other Lenders98

9.08No Other Duties, Etc.98

9.09Administrative Agent May File Proofs of Claim99

Article X RESERVED99

Article XI MISCELLANEOUS99

11.01Amendments, Etc.99

11.02Notices; Effectiveness; Electronic Communications101

11.03No Waiver; Cumulative Remedies; Enforcement103

11.04Expenses; Indemnity; Damage Waiver104

11.05Payments Set Aside106

11.06Successors and Assigns106

11.07Treatment of Certain Information; Confidentiality111

11.08Right of Setoff.112

11.09Interest Rate Limitation112

11.10Counterparts; Integration; Effectiveness112

11.11Survival of Representations and Warranties113

11.12Severability113

11.13Replacement of Lenders113

11.14Defaulting Lenders114

11.15Governing Law; Jurisdiction; Etc.116

11.16Waiver of Jury Trial117

11.17No Advisory or Fiduciary Responsibility117

11.18Electronic Execution of Assignments and Certain Other Documents117

11.19USA PATRIOT Act118

11.20Time of the Essence118

11.21ENTIRE AGREEMENT118

11.22Keepwell118

11.23Ratification118

11.24Reference to Agreement119

11.26Conversion of Currencies119

11.27Lender Representation120

11.28U.S. Borrower Liability121

SIGNATURESS-1

i

SCHEDULES

2.01Commitments and Applicable Percentages

5.03Governmental Authorizations, Other Consents

5.05Material Indebtedness and Other Liabilities

5.08(b)Existing Liens

5.08(e)Existing Investments

5.12ERISA Compliance

5.13Loan Parties

6.12Guarantors

7.02Existing Indebtedness

11.02Notices

11.02(a)Multicurrency Administrative Agent’s Office

EXHIBITS

Form of

A-1Committed Loan Notice of Revolving Credit Loan

A-2Committed Loan Notice of Multicurrency Loan

BSwing Line Loan Notice

CRevolving Credit Note

DCompliance Certificate

EAssignment and Assumption

FGuaranty

ii

iii

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of December 21, 2018, among STANDEX INTERNATIONAL CORPORATION, a Delaware corporation (the “U.S. Borrower”), STANDEX ELECTRONICS JAPAN CORPORATION, a share company incorporated in Japan (the “Japanese Borrower” and, collectively with the U.S. Borrower, each individually a “Borrower” and together, the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), CITIZENS BANK, N.A., as Administrative Agent, Swing Line Lender, an L/C Issuer, Joint Lead Arranger and Joint Book Runner, CITIZENS BANK, N.A., as Multicurrency Administrative Agent, BANK OF AMERICA, N.A., as Co-Syndication Agent, Joint Lead Arranger and Joint Book Runner, TD BANK, N.A., as Co-Syndication Agent and Joint Lead Arranger, JPMORGAN CHASE BANK, N.A., as Co-Documentation Agent and BRANCH BANKING & TRUST COMPANY, as Co-Documentation Agent.

PRELIMINARY STATEMENTS:

The U.S. Borrower, Administrative Agent, Bank of America, N.A., TD Bank, N.A., JPMorgan Chase Bank, N.A., Branch Banking & Trust Company and Santander Bank, N.A. and the other Lenders party thereto entered into an Amended and Restated Credit Agreement dated as of December 19, 2014, as amended from time to time and in effect immediately prior to the Closing Date (the “Original Credit Agreement”).  The U.S. Borrower has requested an amendment and restatement to, among other things, increase the amount of the facility, modify the pricing under the Original Credit Agreement, add the Japanese Borrower and add the Multicurrency Sublimit.  The U.S. Borrower is willing to guaranty the U.S. Obligations and the Foreign Obligations and the Japanese Borrower is willing to guaranty the Japanese Obligations.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article IDEFINITIONS AND ACCOUNTING TERMS

1.01Defined Terms

.  As used in this Agreement, the following terms shall have the meanings set forth below:

“ACH Transactions” means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by any Lender or its Affiliates for the account of the U.S. Borrower or its Subsidiaries.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, business or division of a Person, (b) the acquisition of in excess of 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person.

“Administrative Agent” means Citizens Bank, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on the Administrative Agent’s signature page to this Agreement, or such other address or account as the Administrative Agent may from time to time notify to the U.S. Borrower and the Lenders.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning specified in the Recitals hereof.

“Agreement Currency” has the meaning assigned to such term in Section 11.26.

“Anti-Social Conduct” means: (a) a demand and conduct with force and arms; (b) an unreasonable demand and conduct having no legal cause; (c) threatening or committing violent behavior relating to its business transactions; (d) an action to defame the reputation or interfere with the business of any Loan Party by spreading rumor, using fraudulent means or resorting to force; or (e) other actions similar or analogous to any of the foregoing in any jurisdiction.

“Anti-Social Group” means (a) an organized crime group (bouryokudan); (b) a member of an organized crime group (bouryokudan in); (c) a person who used to be a member of an organized crime group but has only ceased to be a member of an organized crime group for a period of less than 5 years; (d) a quasi-member of an organized crime group (bouryokudan junkoseiin); (e) a related or associated company of an organized crime group (boroykudan kanren gaisha); (f) a corporate racketeer (soukaiya) or blackmailer advocating social cause (shakai undou nado hyoubou goro) or a special intelligence organized crime group (tokushu chinou bouryoku syudan); or (g) a member of any other criminal force similar or analogous to any of the foregoing in any jurisdiction.

“Anti-Social Relationship” means in relation to a person: (a) an Anti-Social Group controls its management; (b) an Anti-Social Group is substantively involved in its management; (c) it utilizes improperly an Anti-Social Group for the purpose of, or which has the effect of, unfairly benefiting itself or a third party or prejudicing a third party; (d) it is involved in the provision of funds or other benefits to an Anti-Social Group; or (e) any of its directors or any other person who is substantively involved in its management has a socially objectionable relationship with an Anti-Social Group.

“Applicable Margin” means in respect of the Revolving Credit Facility and the Commitment Fee (i) from the Closing Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b), the basis points per annum set forth below will be determined by reference to the Consolidated Leverage Ratio and each change in the Applicable Margin based upon any change in the Consolidated Leverage Ratio shall become effective on the third business day following the receipt by the Administrative Agent pursuant to Section 6.01(b), as the case may be, of the Compliance Certificate together with the financial statements attached thereto for the period most recently ended.  Notwithstanding the foregoing provisions, during any period when (A) the U.S. Borrower has failed to deliver timely its consolidated financial statements referred to in Section 6.01(a) or Section 6.01(b) accompanied by a Compliance Certificate or (B) an Event of Default has occurred and is continuing the Applicable Margin shall be the highest on the grid below  regardless of the Consolidated  Leverage Ratio at such time.  The grid below does not modify or waive, in any respect, the rights of the Administrative Agent and the Lenders to charge any default rate of interest or any of the other rights and remedies of the Administrative Agent and the Lenders hereunder:

Level	Debt/EBITDA	Undrawn (Commitment Fee) (bps)	Eurodollar Rate (bps)	Base Rate (bps)
I	≥ 3.5x	30.0	200.0	100.0
II	≥ 3.0x	25.0	175.0	75.0
III	≥ 2.5x	20.0	150.0	50.0
IV	≥ 2.0x	15	125	25.0
V	≥ 1.5x	12.5	112.5	12.5
VI	≥1.0x	10	100	0.0
VII	<1.0x	10	87.5	0.0

“Applicable Percentage” means, with respect to any Revolving Credit Lender, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time.  If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments.  The Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable which percentage amount may be adjusted from time to time in accordance with the terms and conditions hereof.

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Citizens Bank, N.A., in its capacity as joint lead arranger and joint book manager.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by

Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Augmenting Lender” has the meaning specified in Section 2.01(b).

“Audited Financial Statements” means the audited consolidated balance sheet of the U.S. Borrower and its Subsidiaries for the fiscal year ended June 30, 2018, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the U.S. Borrower and its Subsidiaries, including the notes thereto.

“Availability Period” means in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

“Bank Product Agreements” means those certain agreements entered into from time to time by the U.S. Borrower or its Subsidiaries in connection with any of the Bank Products.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the U.S. Borrower or its Subsidiaries to any Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that the U.S. Borrower is obligated to reimburse to Administrative Agent or any Lender as a result of Administrative Agent or such Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the U.S. Borrower or its Subsidiaries pursuant to the Bank Product Agreements.

“Bank Products” means any service or facility extended to the U.S. Borrower or its Subsidiaries by any Lender, or any Affiliate of such Lender, including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange agreements or other foreign currency agreements or arrangements.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Citizens as its “prime rate”, and (c) the Eurodollar Rate for a one month Interest Period plus 1/2 of 1%.  The “prime rate” is a rate set by Citizens based upon various factors including Citizens’ costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Citizens shall take effect at the opening of business on the day specified in the public announcement of such change.  Notwithstanding the foregoing, for purposes of this Agreement, the Base Rate shall at no time be less than 0.00% per annum.

“Base Rate Loan” means a Revolving Credit Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means, with respect to the Borrowers, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association or such other form satisfactory to the Administrative Agent.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” and “Borrowers” have the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing or a Swing Line Borrowing, as the context may require.

“Borrowing Date” means any Business Day specified by either the U.S. Borrower or the Japanese Borrower as a date on which the U.S. Borrower or Japanese Borrower requests the relevant Lenders to make Loans hereunder.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that (a) if such day relates to any Eurodollar Rate Loan, it means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market and (b) when used in connection with a Multicurrency Revolving Credit Loan, the term “Business Day” shall also exclude any day on which commercial banks and foreign exchange markets are not open for business in the principal financial center in the country of the applicable Foreign Currency.

“Calculation Date” means, with respect to each Foreign Currency, each of the fifteenth and last day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day) and such other days from time to time as the Administrative Agent shall designate as a “Calculation Date”; provided that the third Business Day preceding each Borrowing Date with respect to, and each date of any continuation of, any Multicurrency Revolving Credit Loan shall also be a “Calculation Date” with respect to the relevant Foreign Currency.

“Canadian Dollars” means the lawful currency of Canada.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the U.S. Borrower or any of its Subsidiaries free and clear of all Liens:

(a)readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof;

(c)commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and

(d)Investments, classified in accordance with GAAP as current assets of the U.S. Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Cash Management Bank” means any Person that, at the time it enters into a Bank Product Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Bank Product Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Equity Investors becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the equity securities of the U.S. Borrower entitled to vote for members of the board of directors or equivalent governing body of the U.S. Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the U.S. Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c)any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the U.S. Borrower, or control over the equity securities of the U.S. Borrower entitled to vote for members of the board of directors or equivalent governing body of the U.S. Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such securities; or

(d)the occurrence of a “change in control” or other similar provision under or with respect to any Material Indebtedness Agreement.

“Citizens” means Citizens Bank, N.A. and its successors.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“Code” means the Internal Revenue Code of 1986.

“Commitment Fee” shall have the meaning specified in Section 2.09.

“Committed Loan Notice” means a Committed Loan Notice of Revolving Credit Loan or Committed Loan Notice of Multicurrency Revolving Credit Loan.

“Committed Loan Notice of Multicurrency Loan” means a notice of (a) a Revolving Credit Borrowing of Multicurrency Revolving Credit Loans or (b) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a)(ii), which, if in writing, shall be substantially in the form of Exhibit A-2.

“Committed Loan Notice of Revolving Credit Loan” means a notice of (a) a Revolving Credit Borrowing of Dollar Revolving Credit Loans, (b) a conversion of Dollar Revolving Credit Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et. seq.), as amended from time to time.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated EBIT” means, at any date of determination, an amount equal to Consolidated Net Income of the U.S. Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income:  (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) all non-cash charges including, without limitation, goodwill write-offs and amortization of the inventory step-up and acquired backlog associated with accounting for Permitted Acquisitions, all determined in accordance with GAAP, (iv) an aggregate of up to the lesser of (A) 10% of Consolidated EBITDA (calculated prior to giving effect to this add-back) and (B) $20,000,000 (calculated on a trailing twelve-month basis) of cash restructuring and Permitted Acquisition related expenses to the extent actually paid during such Measurement Period and (v) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the U.S. Borrower and its Subsidiaries for such Measurement Period) and minus (b) the following to the extent included in calculating such Consolidated Net Income:  (i) Federal, state, local and foreign income tax credits, (ii) all non-cash items increasing Consolidated Net Income (in each case of or by the U.S. Borrower and its Subsidiaries for such Measurement Period), (iii) extraordinary gains and extraordinary losses for such Measurement Period determined in accordance with GAAP, and (iv) gains and losses on Dispositions, provided, however, that Consolidated EBIT for any Measurement Period shall (y) include the EBIT for any Person or business unit that has been acquired by the U.S. Borrower or any of its Subsidiaries for any portion of such Measurement Period prior to the date of acquisition, so long as such EBIT has been verified by appropriate audited financial statements or other financial statements acceptable to the Administrative Agent and (z) exclude the EBIT for any Person or business unit that has been disposed of by the U.S. Borrower or any of its Subsidiaries, for the portion of such Measurement Period prior to the date of disposition.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated EBIT plus depreciation and amortization expense as each is determined on a consolidated basis in accordance with GAAP, provided, however, that Consolidated EBITDA for any Measurement Period shall (y) include the EBITDA for any Person or business unit that has been acquired by the U.S. Borrower or any of its Subsidiaries for any portion of such Measurement Period prior to the date of acquisition, so long as such EBITDA has been verified by appropriate audited financial statements or other financial statements acceptable to the Administrative Agent and (z) exclude the EBITDA for any Person or business unit that has been disposed of by the U.S. Borrower or any of its Subsidiaries, for the portion of such Measurement Period prior to the date of disposition.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the U.S. Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all direct or indirect obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through

(e) above of Persons other than the U.S. Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the U.S. Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the U.S. Borrower or such Subsidiary.  For avoidance of doubt, Consolidated Funded Indebtedness excludes operating leases of the U.S. Borrower and operating leases of U.S. Borrowers’ Subsidiaries guaranteed by the U.S. Borrower.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the U.S. Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBIT to (b) Consolidated Interest Charges, in each case, of or by the U.S. Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) all Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA of U.S. Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.  Administrative Agent will reduce Consolidated Funded Indebtedness by U.S. Borrower’s and its Subsidiaries’ unrestricted domestic cash and/or unrestricted foreign cash in excess of $10,000,000 up to $60,000,000.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the U.S. Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period calculated in accordance with GAAP.

“Consolidated Tangible Assets” means, at any time, the total assets of the U.S. Borrower and its Subsidiaries determined on a Consolidated basis at such time less the amount of all intangible assets at such time, including, without limitation, all goodwill, customer lists, franchises, licenses, computer software, patents, trademarks, trade names, copyrights, service marks, brand names, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Cooking Solutions Group” means the Cooking Solutions Group, which consists of three operating segments and includes the entirety of the businesses operating under the product lines of APW Wyott, Bakers Pride, Tri-Star, BKI, Barbecue King and Ultrafryer.

“Credit Extension” means each of the following:  (a) a Borrowing and (b) an L/C Credit Extension.

“Currency” means Dollars and any Foreign Currency.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the highest Applicable Margin applicable to Base Rate Loans plus (iii) 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin plus 2% per annum.

“Defaulting Lender” means any Lender that has (a) failed to fund any portion of the Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) notified U.S. Borrower, the Administrative Agent, the Multicurrency Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under any other agreements in which it commits to extend credit, (c) failed, within three Business Days after written request by the Administrative Agent or the Multicurrency Administrative Agent to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans; provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent or the Multicurrency Administrative Agent, (d) otherwise failed to pay over to the Administrative Agent, the Multicurrency Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (e) been deemed insolvent or becomes the subject of a bankruptcy or insolvency proceeding.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interest” means any Equity Interest of any Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part.

“Dollar” and “$” mean lawful money of the United States of America.

“Dollar Equivalent” means, at any time as to any amount denominated in a Foreign Currency except as otherwise provided in Section 2.14, the equivalent amount in Dollars as determined by the Multicurrency Administrative Agent at such time on the basis of the Exchange Rate for the purchase of Dollars with such Foreign Currency on the most recent Calculation Date for such Foreign Currency.

“Dollar L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Dollar Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all Dollar L/C Borrowings.  For purposes of computing the amount available to be drawn under any Dollar Letter of Credit, the amount of such Dollar Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Dollar Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Dollar Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Dollar Letter of Credit” means any Letter of Credit and/or bank guarantee denominated in Dollars.

“Dollar Revolving Credit Loans” has the meaning specified in Section 2.01(a)(i).

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).  “Eligible Assignee” shall not include the U.S. Borrower or any of the U.S. Borrower’s Affiliates or Subsidiaries.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the U.S. Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the U.S. Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the U.S. Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the U.S. Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the U.S. Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means:

(a)with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan in Dollars, British Pounds, Euros, Japanese Yen or Singapore Dollars, the rate per annum determined by the Administrative Agent to be the arithmetic average of the London Interbank Offered Rates administered by the ICE Benchmark Administration (or any Person that takes over administration of such rate) for deposits in Dollars British Pounds, Euros, Japanese Yen or Singapore Dollars, for a duration equal to or comparable to the duration of such Interest Period which appear on the relevant Bloomberg page (or such other commercially available source providing quotations of the London Interbank Offered Rates for deposits in Dollars, British Pounds, Euros, Japanese Yen or Singapore Dollars, as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (London time) on the day that is two Business Days prior to the first day of such Interest Period; or

(b) with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan in Canadian Dollars, the rate per annum equal to the average of the annual yield rates applicable to Canadian Dollar banker’s acceptances at or about 10:00 a.m. (Toronto, Ontario time) two Business Days prior to the beginning of such Interest Period as reported on the “CDOR page” (or any display substituted therefor) of Reuters Monitor Money Rates Service (or such other page or commercially available source displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as may be designated by the Multicurrency Administrative Agent from time to time) for a term equivalent to such Interest Period (or if such Interest Period is not equal to a number of months, for a term equivalent to the number of months closest to such Interest Period);

provided that, notwithstanding the foregoing, for purposes of this Agreement, the Eurodollar Rate shall at no time be less than 0.00% per annum.

“Eurodollar Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Rate” means on any day, with respect to any Currency, the rate at which such Currency may be exchanged into any other Currency, as set forth at approximately 11:00 A.M., London time, on such date on the Reuters World Currency Page for such Currency.  In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be selected by the Administrative Agent, or, in the event no such service is selected, such

Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Currency are then being conducted, at or about 11:00 A.M., local time, on such date for the purchase of the relevant Currency for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the U.S. Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), and branch profits taxes, in each case, imposed by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 10.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (iii), and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.  Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made by or on behalf of any non-U.S. Borrower to any Lender hereunder or under any other Loan Document, provided that such Lender shall have complied with Section (A) of Section 3.01(e).

“FATCA” means Section 1471 through Section 1474 of the Code as in effect on the date hereof or any amended or successor provision that is substantively comparable and not materially more onerous to comply with (and, in each case, any current or future regulations promulgated thereunder or official interpretation thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements with respect thereto between the United States and another jurisdiction).

“FCPA” means the United States Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95213, §§ 101.104), as amended from time to time.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Citizens on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means, collectively, (i) the letter agreement, dated November 28, 2018, among the U.S. Borrower, the Administrative Agent and the Arranger and (ii) any letter agreement between the U.S. Borrower and any Lender hereto.

“Foreign Currency” means Pounds Sterling, Euros, Canadian Dollars, Japanese Yen, Singapore Dollars and such other currency as consented to by the Multicurrency Administrative Agent and each of the Multicurrency Lenders, each in their sole discretion, so long as such Currency is freely traded and convertible into Dollars in the London interbank market and a Dollar Equivalent thereof can reasonably be calculated.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer).  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the U.S. Borrower arising under any Loan Document or otherwise with respect to any Multicurrency Revolving Credit Loan or Multicurrency Letter of Credit, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the U.S. Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.  The Foreign Obligations shall include the Japanese Obligations.

“Foreign Subsidiary” means a Subsidiary of the U.S. Borrower that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Parties”  means, collectively, (a) the Administrative Agent, (b) the Multicurrency Administrative Agent, (c) each Lender, (d) the L/C Issuer, (e) each Cash Management Bank, (f) each counterparty to any Swap Contract the obligations under which constitute Swap Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the permitted successors and assigns of each of the foregoing.

“Guarantors” means, collectively, (a) the U.S. Borrower, (b) the direct and indirect Domestic Subsidiaries which are Material Subsidiaries of the U.S. Borrower, each of which is listed on Schedule 6.12 and (c) the Japanese Borrower or other Foreign Subsidiary required to provide a guaranty pursuant to  Section 7.02(j).  Notwithstanding the foregoing, the Subsidiaries which are part of the Cooking Solutions Group shall not be Guarantors; provided that if the sale of the Cooking Solutions Group has not been consummated on or prior to six (6) months after the Closing Date, the Administrative Agent may request that such Subsidiaries execute and deliver a joinder to the Guaranty and become a party to each applicable Loan Document in the manner provided therein, and the Loan Parties shall deliver such joinder and other documents to the Administrative Agent within ten (10) Business Days after the Administrative Agent’s request.

“Guaranty” means, collectively, the Guaranty made by a Guarantor in favor of the Guaranteed Parties, substantially in the form of Exhibit F, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12 or Section 7.02(j).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that, at the time it enters into an interest rate Swap Contract permitted under Article VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.

“Increasing Lender” has the meaning specified in Section 2.01(b).

“Incremental Revolving Credit Commitment” has the meaning specified in Section 2.01(b).

“IDB” has the meaning specified in Section 7.02(i).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)net obligations of such Person under any Swap Contract;

(d)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 60 days after the date on which such trade account was created);

(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g)all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Initial Revolving Credit Commitment” means an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Initial Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The aggregate Initial Revolving Credit Commitments on the Closing Date is $500,000,000.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the applicable Borrower in its Committed Loan Notice; or, notwithstanding the following (a) or (b) for the period following the Closing Date only, an Interest Period to end on a date which is necessary to conform the Interest Period under one or more Swap Agreements outstanding on the Closing Date with an Interest Period hereunder; provided that:

(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the first following Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the first preceding Business Day;

(b)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, (a) any direct or indirect Acquisition, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person or (c) the purchase, acquisition or investment of or in any stocks, bonds, mutual funds, notes, debentures or other securities, or any deposit account, certificate of deposit or other investment of any kind.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“IRB” has the meaning specified in Section 7.02(i).

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the U.S. Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Japanese Borrower” has the meaning specified in the introductory paragraph hereto.  For the avoidance of doubt, the Japanese Borrower may only borrow Multicurrency Revolving Credit Loans which are denominated in Japanese Yen and the Japanese Borrower may only borrow if all conditions set forth in Sections 4.02 and 4.03 have been satisfied.

“Japanese Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Japanese Borrower arising under any Loan Document or otherwise with respect to any Multicurrency Revolving Credit Loan advanced to the Japanese Borrower in Japanese Yen or Multicurrency Letter of Credit for Japanese Borrower and denominated in Japanese Yen, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Japanese Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Japanese Yen” means the lawful currency of Japan.

“Judgment Currency” has the meaning assigned to such term in Section 11.26.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Citizens and any other Lender in their capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means the collective reference to Dollar L/C Obligations and Multicurrency L/C Obligations.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender listed on the signature page to this Agreement for such Lender, or such other office or offices as a Lender may from time to time notify the U.S. Borrower and the Administrative Agent which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $35,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility and shall include Dollar Letters of Credit and Multicurrency Letters of Credit.

“LIBOR Scheduled Unavailability Date” has the meaning specified in Section 3.04(a).

“LIBOR Successor Rate” has the meaning specified in Section 3.04(a).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative and yield protection matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with then-prevailing market practice (or, if the Administrative Agent determines that implementation of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the U.S. Borrower).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to any Borrower under Article II in the form of a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) each Fee Letter, (e) each Letter of Credit and (f) each of the Issuer Documents, as of the foregoing (a) – (f) may be amended, supplemented or restated from time to time.

“Loan Parties” means, collectively, the Borrowers and each Guarantor.

“Master Agreement” has the meaning specified in the definition of Swap Contract.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the U.S. Borrower or the U.S. Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contract” means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $10,000,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

“Material Indebtedness” means as to U.S. Borrower or any of its Subsidiaries, any Indebtedness of the U.S. Borrower or such Subsidiary (including any Guaranty Obligation) in excess of the aggregate principal amount of $10,000,000.

“Material Indebtedness Agreement” means any agreement or document governing, evidencing or executed in connection with any Material Indebtedness, as amended, modified or supplemented from time to time.

“Material Permitted Acquisition” means a Permitted Acquisition with consideration greater than $75,000,000.

“Material Subsidiary” means a Subsidiary which either (i) has a value which comprises 5% or more of the consolidated assets of the U.S. Borrower and its Subsidiaries or (ii) owns the rights to a material product or Intellectual Property or has a material license thereafter or critical customer relationship which if lost could materially and adversely affect the U.S. Borrower and its Subsidiaries.

“Maturity Date” means December 21, 2023, unless sooner following acceleration.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the U.S. Borrower.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multicurrency Administrative Agent” means Citizens Bank, N.A., together with its Affiliates and any successors.

“Multicurrency Administrative Agent’s Office” means the Multicurrency Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02(a) to this Agreement, or such other address or account as the Multicurrency Administrative Agent may from time to time notify to the Borrowers and the Lenders.

“Multicurrency L/C Obligations” means, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Multicurrency Letters of Credit and (b) the aggregate amount of drawings under Multicurrency Letters of Credit that have not then been reimbursed pursuant to Section 2.03(e).

“Multicurrency Lender” means any Lender with a Multicurrency Revolving Subcommitment or that holds Multicurrency Revolving Extensions of Credit and for purposes of Sections 3.01, 3.05 and 11.04.

“Multicurrency Letter of Credit” means any Letter of Credit denominated in one or more Foreign Currencies.

“Multicurrency Revolving Credit Loans” has the meaning specified in Section 2.01(a)(ii).

“Multicurrency Revolving Extensions of Credit” means as to any Multicurrency Lender at any time, an amount equal to the sum of (a) the aggregate principal amount (based on the Dollar Equivalent thereof) of all Multicurrency Revolving Credit Loans held by such Lender then outstanding and (b) such Multicurrency Lender’s Multicurrency Revolving Percentage of the Multicurrency L/C Obligations then outstanding (based on the Dollar Equivalent thereof).

“Multicurrency Revolving Percentage” means, as to any Multicurrency Lender at any time, the percentage which such Lender’s Multicurrency Revolving Subcommitment then constitutes of the aggregate of Multicurrency Revolving Subcommitments or, at any time after the Multicurrency Revolving Subcommitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Multicurrency Revolving Extensions of Credit then outstanding constitute of the aggregate amount of the Multicurrency Revolving Extensions of Credit then outstanding.

“Multicurrency Revolving Subcommitment” means, as to any Lender, the obligation of such Lender to make Multicurrency Revolving Credit Loans and participate in Multicurrency Letters of Credit in an aggregate principal amount (based on the Dollar Equivalent thereof) not to exceed the amount set forth under the heading “Multicurrency” opposite such Lender’s name on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Multicurrency Sublimit” means $50,000,000,which shall part of and included in the Revolving Commitment.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the U.S. Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Non-Increasing Lender” has the meaning given such term in Section 2.01(b).

“Note” means a Revolving Credit Note or a Swingline Note, as the context may require.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means, collectively, the Foreign Obligations, the Japanese Obligations and the U.S. Obligations.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” has the meaning specified in the Recitals hereof.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (a) with respect to Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof (or the Dollar Equivalent thereof in the case of Multicurrency Revolving Credit Loans) after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swing Line Loans (or the Dollar Equivalent thereof in the case of Multicurrency Revolving Credit Loans), as the case may be, occurring on such date; and (b) with respect to any L/C Obligations or Multicurrency L/C Obligations on any date, the amount of such L/C Obligations (or the Dollar Equivalent thereof in the case of Multicurrency L/C Obligations) on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations (or the Dollar Equivalent thereof in the case of Multicurrency L/C Obligations) as of such date, including as a result of any reimbursements by the U.S. Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 11.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the U.S. Borrower or any ERISA Affiliate or to which the U.S. Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means an Acquisition which satisfies each of the following conditions:

(a)any Subsidiary of the U.S. Borrower  or a Subsidiary thereof created for the purpose of effecting the Acquisition or acquired in connection therewith shall have complied with the requirements of Section 6.12;

(b)the Acquisition is not hostile and the board of directors or other governing body of the target have approved such Acquisition;

(c)in the event that the trailing twelve-month EBITDA of the target of such Acquisition exceeds $15,000,000, the U.S. Borrower has delivered to the Administrative Agent at least 10 Business Days prior to the consummation of such Acquisition the most recent audited financial statements of such target (or other financial due diligence reasonably acceptable to the Administrative Agent in its sole discretion);

(d)both before and after giving effect to any Acquisition, no Default or Event of Default shall have occurred and be continuing;

(e)in the event the proposed acquisition is for aggregate consideration (including all Indebtedness assumed) of in excess of Thirty Million Dollars ($30,000,000), the U.S. Borrower shall have delivered to the Administrative Agent, at least 5 Business Days prior to the consummation of such Acquisition a certificate from a Responsible Officer of the U.S. Borrower demonstrating (in detail reasonably satisfactory to the Administrative Agent) pro forma compliance with the covenants set forth in Section 7.11 at the time of the acquisition and thereafter;

(f)the U.S. Borrower shall have delivered to the Administrative Agent not less than 10 Business Days prior to the consummation of such Acquisition a summary providing a reasonably detailed description of the target and the terms and conditions of the proposed acquisition, material financial, business and legal due diligence information relating to the target as the Administrative Agent may reasonably request, and all material legal documentation pertaining to such acquisition;

(g)the assets acquired in such acquisition shall be owned exclusively by the U.S. Borrower or one of its Domestic Subsidiaries; and

(h)the Acquisition is consistent with the U.S. Borrower’s corporate strategy and business plan.

“Permitted Foreign Acquisition” means an Acquisition which satisfies each of the following conditions:

(a)any existing Subsidiary of the U.S. Borrower or any Subsidiary thereof created for the purpose of effecting the Acquisition is not a Domestic Subsidiary.

(b)the Acquisition is not hostile and the board of directors or other governing body of the target have approved such Acquisition;

(c)in the event that the trailing twelve-month EBITDA of the target of such Acquisition exceeds US $15,000,000, the U.S. Borrower has delivered to the Administrative Agent at least 10 Business Days prior to the consummation of such Acquisition the most recent audited financial statements of such target (or other financial due diligence reasonably acceptable to the Administrative Agent in its sole discretion);

(d)both before and after giving effect to any Acquisition, no Default or Event of Default shall have occurred and be continuing;

(e)the U.S. Borrower shall have delivered to the Administrative Agent, at least 5 Business Days prior to the consummation of such Acquisition a certificate from a Responsible Officer of the U.S. Borrower demonstrating (in detail reasonably satisfactory to the Administrative Agent) pro forma compliance with the covenants set forth in Section 7.11 at the time of the acquisition and thereafter;

(f)the U.S. Borrower shall have delivered to the Administrative Agent not less than 10 Business Days prior to the consummation of such Acquisition a summary providing a reasonably detailed description of the target and the terms and conditions of the proposed acquisition, material financial, business and legal due diligence information relating to the target as the Administrative Agent may reasonably request, and all material legal documentation pertaining to such acquisition;

(g)the assets acquired in such acquisition shall be owned exclusively by the U.S. Borrower or one of its Subsidiaries;

(h)the Acquisition is consistent with the U.S. Borrower’s corporate strategy and business plan; and

(i)the aggregate consideration paid, together with any Indebtedness assumed in connection therewith, does not exceed, in the aggregate, $350,000,000 during the term hereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the U.S. Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pounds” or “£” or “Pounds Sterling” means the lawful money of the United Kingdom.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation, or such other

Loan Party that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Peron to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 51% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment, any payment of any subordinated Indebtedness or the payment of any management or similar fees.

“Revolving Credit Borrowing” means a borrowing consisting of Revolving Credit Loans.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its commitment (a) to make Revolving Credit Loans (which includes Multicurrency Revolving Credit Loans) to the Borrowers pursuant to Section 2.01 up to the amount of such Revolving Credit Lender’s Initial Revolving Credit Commitment and, if increased in accordance with the terms and conditions of Section 2.01(b), up to the amount of such Revolving Credit Lender’s increased Revolving Credit Commitment, if any, (b) to purchase participations in L/C Obligations (which includes Multicurrency L/C Obligations), and (c) to purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time, including the multicurrency subfacility.

“Revolving Credit Lender” means, at any time, a Lender which has a Revolving Credit Commitment.

“Revolving Credit Loan” means the collective reference to Dollar Revolving Credit Loans and Multicurrency Revolving Credit Loans.

“Revolving Credit Note” means a promissory note made by the Borrowers in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C.

“Sanctions” has the meaning specified in Section 5.20.

“Sanctions Laws” has the meaning specified in Section 5.20.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Singapore Dollars” means the lawful currency of Singapore.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act.

“Spot Rate” has the meaning specified in Section 1.07.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the U.S. Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or to perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Citizens in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Revolving Credit Facility.  The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $10,000,000.

“Total Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform commercial Code as in effect in the State of New York; provided that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means a Subsidiary which is not a Guarantor.

“U.S. Borrower” has the meaning specified in the introductory paragraph hereto.

“U.S. Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the U.S. Borrower arising under any Loan Document or otherwise with respect to any Dollar Revolving Credit Loan, Dollar Letter of Credit, Bank Product Agreement or Swap Contract, including, without limitation, Swap Obligations, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and all other Bank Product Obligations provided, that the U.S. Obligations shall exclude all Excluded Swap Obligations.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02Other Interpretive Provisions

.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.031.03Accounting Terms

Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the U.S. Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the U.S. Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04Rounding

.  Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05Times of Day

.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06Letter of Credit Amounts

.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07Currency Equivalents Generally

.  Any amount specified in this Agreement (other than in Articles II and IX) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars.  For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

1.08Divisions

.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

1.09Interest

.  The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

Article IIthe COMMITMENTS and Credit Extensions

2.01The Loans

.  (a)  The Revolving Credit Borrowings.

(i)  Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make revolving credit loans denominated in Dollars (each such loan, a “Dollar Revolving Credit Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Credit Outstandings shall not exceed the

Revolving Credit Facility, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment.  Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a).  Dollar Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(ii)  Subject to the terms and conditions set forth herein, each Multicurrency Lender severally agrees to make revolving credit loans denominated in one or more Foreign Currencies (each such loan, a “Multicurrency Revolving Credit Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount (based on the Dollar Equivalent of such Multicurrency Revolving Credit Loans) not to exceed at any time outstanding the amount of such Multicurrency Lender’s Multicurrency Revolving Subcommitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Credit Outstandings shall not exceed the Revolving Credit Facility, (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment and (iii) the aggregate Multicurrency Revolving Extensions of Credit shall not exceed the Multicurrency Sublimit.  Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a).  Multicurrency Revolving Credit Loans shall be Eurodollar Rate Loans.

(b)Increase of Initial Revolving Credit Commitments.  (1) The U.S. Borrower may, by written notice to the Administrative Agent, request that the Initial Revolving Credit Commitment be increased by an amount (the “Incremental Revolving Credit Commitment”) not to exceed $250,000,000, in the aggregate, for all such increases from the Closing Date until the date that is 180 days prior to the Maturity Date; provided that no Default or Event of Default has occurred and is continuing at the time of such request and on the date of any such increase.  The Administrative Agent shall deliver a copy of such request to each Lender.  The U.S. Borrower shall set forth in such request the amount of the requested increase in the Initial Revolving Credit Commitment (which shall be in a minimum amount of $25,000,000 and in minimum increments thereafter of $5,000,000) and the date on which such increase is requested to become effective (which shall be not less than 10 Business Days nor more than 60 days after the date of such notice and that, in any event, must be at least 180 days prior to the Maturity Date), and shall offer each Lender the opportunity to increase its Initial Revolving Credit Commitment by its Applicable Percentage of

the proposed increased amount.  Each Lender shall, by notice to the U.S. Borrower and the Administrative Agent given not more than 10 days after the date of delivery by the Administrative Agent of the U.S. Borrower’s request referred to above, either agree to increase its Initial Revolving Credit Commitment by all or a portion of the offered amount (each such Lender so agreeing being an “Increasing Lender”) or decline to increase its Revolving Credit Commitment (and any such Lender that does not deliver such a notice within such period of 10 days shall be deemed to have declined to increase its Revolving Commitment and each Lender so declining or being deemed to have declined being a “Non-Increasing Lender”).  If on the 10th day after the Administrative Agent shall have delivered a copy of a request by the U.S. Borrower as set forth above, the Increasing Lenders shall have agreed pursuant to the preceding sentence to increase their Initial Revolving Credit Commitments by an aggregate amount less than the increase in the Initial Revolving Credit Commitment so requested by the U.S. Borrower, the U.S. Borrower may arrange for one or more banks or other entities that are Eligible Assignees, in each case reasonably acceptable to the U.S. Borrower and the Administrative Agent (each such Person so agreeing being an “Augmenting Lender”), to commit to making Revolving Credit Loans pursuant to a Revolving Credit Commitment hereunder in an amount no less than $10,000,000, and the U.S. Borrower and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence such Augmenting Lender’s Revolving Credit Commitment and/or its status as a Lender with a Revolving Credit Commitment hereunder.  Any increase in the Initial Revolving Credit Commitment may be made in an amount that is less than the increase requested by the U.S. Borrower if the U.S. Borrower is unable to arrange for, or chooses not to arrange for, Augmenting Lenders.

(2) Each of the parties hereto agrees that the Administrative Agent may take any and all actions as may be reasonably necessary to ensure that after giving effect to any increase in the Initial Revolving Credit Commitment pursuant to this Section 2.01, the outstanding Revolving Credit Loans (if any) are held by the Lenders with Revolving Credit Commitments in accordance with their new Applicable Percentages.  This may be accomplished at the discretion of the Administrative Agent:  (w) by requiring the outstanding Revolving Credit Loans to be prepaid with the proceeds of new Borrowings; (x) by causing the non-Increasing Lenders to assign portions of their outstanding Revolving Credit Loans to Increasing Lenders and Augmenting Lenders; or (y) by any combination of the foregoing.  Any prepayment or assignment described in this paragraph (b) shall be subject to Section 3.05 and Section 3.06, but otherwise without premium or penalty.

2.022.02Borrowings, Conversions and Continuations of Loans

.    Committed Loan Notice.

(i)  Each Revolving Credit Borrowing, each conversion of Dollar Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the U.S. Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (B) on the requested date of any Borrowing of Base Rate Loans.  Each telephonic notice by the U.S. Borrower pursuant to this Section

2.02(a)(i) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice of Revolving Credit Loan, appropriately completed and signed by a Responsible Officer of the U.S. Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.  Each Committed Loan Notice of Revolving Credit Loan (whether telephonic or written) shall specify (i) whether the U.S. Borrower is requesting a Dollar Revolving Credit Borrowing or a conversion of Dollar Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Dollar Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the U.S. Borrower fails to specify a Type of Loan in a Committed Loan Notice of Revolving Credit Loan or if the U.S. Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Dollar Revolving Credit Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the U.S. Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice of Revolving Credit Loan, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(ii) Each Multicurrency Revolving Credit Loan and each continuation of Eurodollar Rate Loans in Foreign Currency shall be made upon the U.S. Borrower’s or, in the case of Multicurrency Revolving Credit Loans in Japanese Yen, Japanese Borrower’s irrevocable written notice to the Multicurrency Administrative Agent.  Each such notice must be received by the Multicurrency Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of any Borrowing of Multicurrency Revolving Credit Loans or continuation of Eurodollar Rate Loans in Foreign Currency.  Each notice by the U.S. Borrower or the Japanese Borrower pursuant to this Section 2.02(a)(ii) must be given by delivery (via electronic mail) to the Multicurrency Administrative Agent of a written Committed Loan Notice of Multicurrency Loan on the letterhead of such Borrower, appropriately completed and signed by a Responsible Officer of the U.S. Borrower or, in the case of Multicurrency Revolving Credit Loans in Japanese Yen, Japanese Borrower.  Each Borrowing under the Multicurrency Subcommitments shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Committed Loan Notice of Multicurrency Loan shall specify (i) whether the U.S. Borrower or, in the case of Multicurrency Revolving Credit Loans in Yen, Japanese Borrower, is requesting a Multicurrency Revolving Credit Borrowing or a continuation of Eurodollar Rate Loans in Foreign Currency (and shall specify which Foreign Currency), (ii) the requested date of the Borrowing or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed or continued, (iv) the Type of Loans to be borrowed or to which existing Multicurrency Revolving Credit Loans are to be converted, and (v) the duration of the Interest Period with respect thereto.  If the U.S. Borrower or the Japanese Borrower requests a Borrowing of or continuation of Eurodollar Rate Loans in any such Committed Loan Notice of Multicurrency Loan, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrowers, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a).  In the case of a Revolving Credit Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, (x) if such Borrowing is the initial Credit Extension, Section 4.01 and (y) if such Borrowing is requested by the Japanese Borrower, Section 4.03), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of Citizens with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowers; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrowers, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrowers as provided above.

(c)Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)The Administrative Agent shall promptly notify the U.S. Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the U.S. Borrower and the Lenders of any change in Citizens’ prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than 8 Interest Periods in effect in respect of the Revolving Credit Facility.

2.032.03Letters of Credit

 The Letter of Credit Commitment.  (i)  Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the U.S. Borrower and to amend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the U.S. Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the sum of the Multicurrency Revolving Extensions of Credit shall not exceed the Multicurrency Sublimit, (x) the Total Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the U.S. Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the U.S. Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the U.S. Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the U.S. Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)The L/C Issuer shall not issue any Letter of Credit if:

(A)the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Lenders have approved such expiry date; or

(B)the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date.

(iii)The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $50,000;

(D)such Letter of Credit is to be denominated in a Foreign Currency which the L/C Issuer is not able to issue;

(E)such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the U.S. Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.

(iv)The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)Procedures for Issuance and Amendment of Letters of Credit.  (i)  Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the U.S. Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the U.S. Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require.  Additionally, the U.S. Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii)Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the U.S. Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the U.S. Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the U.S. Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)Drawings and Reimbursements; Funding of Participations.  (i)  Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the U.S. Borrower and the Administrative Agent thereof.  Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the U.S. Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the U.S. Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof.  In such event, the U.S. Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section

4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the U.S. Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the U.S. Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03(c).

(iv)Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the U.S. Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the U.S. Borrower of a Committed Loan Notice ).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the U.S. Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)Repayment of Participations.  (i)  At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon, the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)Obligations Absolute.  The obligation of the U.S. Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)the existence of any claim, counterclaim, setoff, defense or other right that the U.S. Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the U.S. Borrower or any of its Subsidiaries.

The U.S. Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the U.S. Borrower’s instructions or other irregularity, the U.S. Borrower will immediately notify the L/C Issuer.  The U.S. Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)Role of L/C Issuer.  Each Lender and the U.S. Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The U.S. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the U.S. Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the U.S. Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the U.S. Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the U.S. Borrower which the U.S. Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)Cash Collateral.  Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the U.S. Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.  Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder.  For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.  The Borrowers hereby grant to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Citizens.  If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer.

(h)Applicability of ISP and UCP.  Unless otherwise expressly agreed by the L/C Issuer and the Borrowers when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(i)Letter of Credit Fees.  The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin for Loans bearing interest at the Eurodollar Rate times the daily amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears.  If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrowers shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit of 0.125% computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04Swing Line Loans

.  (a)  The Swing Line.  Subject to the terms and conditions set forth in this Agreement (including, without limitation, Section 4.02), the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to the U.S. Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Credit Commitment, and provided, further, that the U.S. Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the U.S. Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall bear interest only at a rate based on the Base Rate.  Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b)Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the U.S. Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested Borrowing Date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 but not to exceed the Swing Line Sublimit, and (ii) the requested Borrowing Date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the U.S. Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the Borrowing Date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the U.S. Borrower.  For the avoidance of doubt, the Swing Line Loans shall be available only in Dollars.

(c)Refinancing of Swing Line Loans.  (i)  The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the U.S. Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the U.S. Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the U.S. Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit  Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the U.S. Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the U.S. Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)Repayment of Participations.  (i)  At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the U.S. Borrower for interest on the Swing Line Loans.  Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f)Payments Directly to Swing Line Lender.  The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.052.05Prepayments

.    Optional.  (i)  The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans (other than Multicurrency Revolving Credit Loans) in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment.  If such notice is given by a Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(ii)The Borrowers may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii)The Borrowers may, upon notice to the Multicurrency Administrative Agent, at any time or from time to time voluntarily prepay Multicurrency Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Multicurrency Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to any date of prepayment of Eurodollar Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof or, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Multicurrency Administrative Agent will promptly notify each Multicurrency Lender of its receipt of each such notice, and of the amount of such Multicurrency Lender’s ratable portion of such prepayment.  If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

 Mandatory.  (i)  If for any reason the Total Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the Borrowers shall immediately prepay Revolving Credit Loans, Multicurrency Revolving Credit Loans, Swing Line Loans, and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.  (ii) (A)   If, on any Calculation Date, the aggregate amount of the Multicurrency Revolving Extensions of Credit exceeds 105% of the Multicurrency Sublimit, the U.S. Borrower and/or the Japanese Borrower shall, without notice or demand, immediately repay such of its outstanding Multicurrency Revolving Credit Loans (or cash collateralize its Letters of Credit in accordance with this Section 2.05(b)(ii)) in an aggregate principal amount such that, after giving effect thereto, (x) the Multicurrency Revolving Extensions of Credit do not exceed the Multicurrency Sublimit and (y) the Dollar Equivalent of the Multicurrency Revolving Extensions of Credit outstanding on such date is equal to or less than the Multicurrency Sublimit, and in each of (x) and (y) immediately preceding, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under Section 3.05 in connection therewith, as provided in subsection 2.05(b)(ii)(B).  The U.S. Borrower and/or the Japanese Borrower may, in lieu of prepaying Multicurrency Revolving Credit Loans in order to comply with this paragraph, deposit amounts in a Cash Collateral Account, for the benefit of the Lenders, equal to (A) the aggregate principal amount of Multicurrency Revolving Credit Loans required to be prepaid or (B) the aggregate amount of such excess over the Revolving Commitments or the Multicurrency Sublimit, as the case may be.  The Administrative Agent shall apply any cash deposited in any Cash Collateral Account (to the extent thereof) to repay Revolving Credit Loans at the end of the Interest Periods therefor, as the case may be; provided that (x) the Administrative Agent shall release to the U.S. Borrower and/or the Japanese Borrower from time to time such portion of the amount on deposit in any Cash Collateral Account to the extent such amount is not required to be so deposited in order for the U.S. Borrower and/or the Japanese Borrower to be in compliance with this Section 2.05 and (y) the Administrative Agent may so apply such cash at any time after the occurrence and during the continuation of an Event of Default.  “Cash Collateral Account” means an account specifically established by the U.S. Borrower and/or the Japanese Borrower with the Administrative Agent for purposes of this Section 2.05 and that will be pledged to the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this Section 2.05.  (B)  If any prepayment occurs pursuant to this Section 2.05 on a day that is not the last day of the then current Interest Period with respect thereto, the U.S.Borrower and/or the Japanese Borrower shall pay to the Multicurrency Lenders such amounts, if any, as may be required pursuant to Section 3.05.

(ii)The entire principal amount of outstanding Revolving Loans shall be repaid in full on the Maturity Date.

 Application of Prepayments.  Each prepayment required to be made pursuant to Section 2.05(b) shall be applied as a mandatory prepayment of principal of first the outstanding Swing Line Loans and second the outstanding Revolving Credit Loans.

2.062.06Termination or Reduction of Commitments

.    Optional.  The Borrowers may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit, the Swing Line Sublimit or the Multicurrency Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit, the Swing Line Sublimit or the Multicurrency Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Credit Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Letter of Credit Sublimit, or (D) the Multicurrency Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Multicurrency Revolving Credit Loans would exceed the Multicurrency Sublimit.

(b)Mandatory.  If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit, the Swing Line Sublimit or the Multicurrency Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit, the Swing Line Sublimit or the Multicurrency Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c)Application of Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit, the Multicurrency Sublimit or the Revolving Credit Commitment under this Section 2.06.  Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount.  All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

2.072.07Repayment of Loans

.    Revolving Credit Loans.  The Borrowers shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(b)Swing Line Loans.  The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

2.082.08Interest

.    Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate plus the Applicable Margin.

(b)(i)  If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)If any amount (other than principal of any Loan) payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09Fees

.  In addition to certain fees described in Sections 2.03(i) and (j):

(a)Commitment Fee.  The U.S. Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee (the “Commitment Fee”) equal to the Applicable Margin times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding

Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Revolving Credit Facility.  The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.  For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Revolving Credit Facility for purposes of determining the Commitment Fee.

(b)Other Fees.  (i)  The U.S. Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)The U.S. Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing (including such fees in the Fee Letters) in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10Computation of Interest and Fees; Retroactive Adjustments of Applicable Margin

.  (a)  All computations of interest for Base Rate Loans when the Base Rate is determined by Citizens’ “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Borrowers or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.08(b) or under Article

VIII.  The Borrowers’ obligations under this paragraph shall survive the termination of the Revolving Credit Commitments and the repayment of all other Obligations hereunder.

2.112.11Evidence of Debt

.    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the U.S. Borrower hereunder to pay any amount owing with respect to the Obligations or the Japanese Borrower hereunder to pay any amount owing with respect to the Japanese Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, each Borrower, as applicable, shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.122.12Payments Generally; Administrative Agent’s Clawback

.   All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b)(i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans.  If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrowers prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13Sharing of Payments by Lenders

.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided that:

(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section shall apply).

2.14Foreign Currency Exchange Rate.

(a)No later than 1:00 P.M., New York City time, on each Calculation Date with respect to a Foreign Currency, the Administrative Agent shall determine the Exchange Rate as of such Calculation Date with respect to such Foreign Currency; provided that upon receipt of a borrowing request pursuant to Section 2.04(b) or the issuance of any Multicurrency Letter of Credit, the Administrative Agent shall determine the Exchange Rate with respect to the relevant Foreign Currency on the related Calculation Date.  The Exchange Rates so determined shall become effective on the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than any provision requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between Dollars and Foreign Currencies.

(b)No later than 5:00 P.M., New York City time, on each Reset Date, the Administrative Agent shall determine the aggregate amount of the Dollar Equivalents of the principal amounts of the relevant Multicurrency Revolving Extensions of Credit then outstanding (after giving effect to any Multicurrency Revolving Extensions of Credit to be made or repaid on such date).

(c)  The Administrative Agent shall promptly notify the Borrowers of each determination of an Exchange Rate hereunder.

Article IIITAXES, YIELD PROTECTION AND ILLEGALITY

3.013.01Taxes

.    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.  (i) Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes.  If, however, applicable Laws require the Borrowers or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrowers or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)If the Borrowers or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes and including, without limitation, any withholding taxes imposed pursuant to FATCA, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e)

below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrowers shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)Payment of Other Taxes by the Borrowers.  Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)Tax Indemnifications.  (i) Without limiting the provisions of subsection (a) or (b) above, the Borrowers shall, jointly and severally, and do hereby indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrowers or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The Borrowers shall also, and do hereby indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection.  A certificate as to the amount of any such payment or liability delivered to the Borrowers by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii)Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify the Borrowers and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrowers or the Administrative Agent) incurred by or asserted against a Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to the Borrowers or the Administrative Agent pursuant to subsection (e).  Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).  The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the

L/C Issuer, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)Evidence of Payments.  Upon request by the Borrowers or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrowers or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrowers shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrowers, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrowers or the Administrative Agent, as the case may be.

(e)Status of Lenders; Tax Documentation.  (i)  Each Lender shall deliver to the Borrowers and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrowers or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii)Without limiting the generality of the foregoing, if the U.S. Borrower is resident for tax purposes in the United States,

(A)any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the U.S. Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the U.S. Borrower or the Administrative Agent as will enable the U.S. Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B)each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the U.S. Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I)executed copies of Internal Revenue Service Form W-8BEN or Form W-8BENE-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)executed copies of Internal Revenue Service Form W-8ECI,

(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the U.S. Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of  Internal Revenue Service Form W-8BEN or Form W-8BENE-E, as applicable,

(IV) in the case of a Foreign Lender that is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Form W-8BEN, Form W-8BEN-E, a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; or

(V)executed copies of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the U.S. Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii)Each Lender shall promptly (A) notify the U.S. Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the U.S. Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(iv)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the U.S. Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the U.S. Borrower or the Administrative Agent such documentation prescribed by applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the U.S. Borrower or the Administrative Agent as may be necessary for the U.S. Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.

(f)Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be.  If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the U.S. Borrower or with respect to which the U.S. Borrower has paid additional amounts pursuant to this Section, it shall pay to the U.S. Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the U.S. Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the U.S. Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the U.S. Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the U.S. Borrower or any other Person.

3.02Illegality

.  (a)If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the U.S. Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the U.S. Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the U.S. Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans.  Upon any such prepayment or conversion, the U.S. Borrower shall also pay accrued interest on the amount so prepaid or converted.

(b)If, in any applicable jurisdiction, the Administrative Agent, the L/C Issuer or any Lender or any Designated Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, the L/C

Issuer or any Lender or its applicable Designated Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest with respect to any Credit Extension to any Borrower who is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Borrowers, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest with respect to any such Credit Extension shall be suspended, and to the extent required by applicable Law, cancelled.  Upon receipt of such notice, the Loan Parties shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on or before the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Borrowers or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

3.03Inability to Determine Rates

.  If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the U.S. Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the U.S. Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04 Successor LIBOR.

(a)Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, if at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that:

(i)adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any requested Interest Period, including, without limitation, because the ICE Benchmark Administration (or other authoritative source selected by the Administrative Agent in its sole discretion) is not available or published on a current basis and such circumstances are unlikely to be temporary,

(ii)the applicable supervisor or administrator of the Eurodollar Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurodollar Rate shall no longer be made available or used for determining interest rates for loans (such specific date, the “LIBOR Scheduled Unavailability Date”), or

(iii)syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Eurodollar Rate, then (x) the Administrative Agent may, in consultation with the U.S. Borrower, select an alternate benchmark interest rate (including any credit spread or other adjustments to such alternate benchmark (if any) incorporated therein) to replace the Eurodollar Rate for purposes of this Agreement (such rate, the “LIBOR Successor Rate”).

(b)The Administrative Agent and the U.S. Borrower shall negotiate in good faith any amendments to this Agreement as may be necessary and appropriate to effectively replace the Eurodollar Rate with the LIBOR Successor Rate and incorporate any LIBOR Successor Rate Conforming Changes related thereto.  Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, any such amendment entered into by the Administrative Agent and the U.S. Borrower shall become effective without any further action or consent of any other party to this Agreement on the fifth Business Day following the date that a draft of such amendment is provided to the Lenders for review, unless the Administrative Agent receives, on or before noon EST on such date, a written notice from the Required Class Lenders of each Class stating that such Required Class Lenders object to such amendment.

(c)If the Administrative Agent determines (which determination shall be conclusive absent manifest error) that the circumstances under clause (a)(i) above have arisen or the LIBOR Scheduled Unavailability Date has occurred, then (i) the Administrative Agent shall promptly notify the U.S. Borrower and the Lenders of such determination, which notice may be given by telephone, and (ii) until such time as a LIBOR Successor Rate has been selected and this Agreement has been amended to implement such LIBOR Successor Rate and any LIBOR Successor Rate Conforming Changes, (A) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended, (B) any Committed Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Rate Borrowing shall be ineffective, (C) if any Committed Loan Notice requests a Eurodollar Rate Borrowing, such Borrowing shall be made as a Base Rate Borrowing, and (D) the Base Rate shall be determined without reference to the Eurodollar Rate component thereof.

(d)The LIBOR Successor Rate and any LIBOR Successor Rate Conforming Changes shall be determined, applied and implemented in a manner that gives due consideration to the then-prevailing market practice in the United States for determining, applying and implementing benchmark interest rates for newly originated loans of this type made in Dollars to borrowers domiciled in the United States.  Notwithstanding anything to the contrary contained herein, for purposes of this Agreement, no LIBOR Successor Rate selected in accordance with the foregoing shall at any time be less than 0.00% per annum.

3.053.05Increased Costs; Reserves on Eurodollar Rate Loans

.    Increased Costs Generally.  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.05(e)) or the L/C Issuer;

(ii)subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii)impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the U.S. Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the U.S. Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered; provided that the U.S. Borrower shall not be required to compensate such Lender or the L/C Issuer, as the case may be, pursuant to this paragraph for any amounts incurred more than 180 days prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the U.S. Borrower of such Lender’s or the L/C Issuer’s intention to claim compensation therefor; provided, further, that if the circumstances giving rise to such claim have a retroactive effect, then such 180 day period shall be extended to include the period of such retroactive effect.

(c)Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the U.S. Borrower shall be conclusive absent manifest error.  The U.S. Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided that the U.S. Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the U.S. Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)Reserves on Eurodollar Rate Loans.  The U.S. Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided that the U.S. Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

(f)  If any Governmental Authority of the jurisdiction of any Foreign Currency (or any other jurisdiction in which the funding operations of any Multicurrency Lender shall be conducted with respect to such Foreign Currency) shall have in effect any reserve, liquid asset or similar requirement with respect to any category of deposits or liabilities customarily used to fund loans in such Foreign Currency, or by reference to which interest rates applicable to loans in such Foreign Currency are determined, and the result of such requirement shall be to increase the cost to such Multicurrency Lender of making or maintaining any Multicurrency Revolving Credit Loan in such Foreign Currency, and such Multicurrency Lender shall deliver to the applicable Borrower a notice requesting compensation under this paragraph, then the applicable Borrower will pay to such Multicurrency Lender on each Interest Payment Date with respect to each affected Multicurrency Revolving Credit Loan, an amount that will compensate such Multicurrency Lender, for such additional cost; provided that the applicable Borrower shall not be required to compensate a Multicurrency Lender pursuant to this paragraph for any amounts incurred more than 180 days prior to the date that such Multicurrency Lender notifies the applicable Borrower of such Multicurrency Lender’s intention to claim compensation therefor; provided, further, that if the circumstances giving rise to such claim have a retroactive effect, then such 180 day period shall be extended to include the period of such retroactive effect.

3.06Compensation for Losses

.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers; or

(c)any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.06, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.073.07Mitigation Obligations; Replacement of Lenders; Designated Lenders

.     Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.05, or the Borrowers are required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.05, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be.  Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)Replacement of Lenders.  If any Lender requests compensation under Section 3.05, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the U.S. Borrower may replace such Lender in accordance with Section 11.13.

(c)Designated Lenders.  Each of the Administrative Agent, the L/C Issuer and each Lender at its option may make any Credit Extension or otherwise perform its obligations hereunder through any Lending Office (each, a “Designated Lender”); provided that any exercise of such option shall not affect the obligation of such Borrower to repay any Credit Extension in accordance with the terms of this Agreement.  Any Designated Lender shall be considered a Lender; provided that in the case of an Affiliate or branch of a Lender, such provisions that would be applicable with respect to Credit Extensions actually provided by such Affiliate or branch of such Lender shall apply to such Affiliate or branch of such Lender to the same extent as such Lender.

3.08Survival

.  All of the Borrowers’ obligations under this Article III shall survive termination of the Revolving Credit Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

Article IVCONDITIONS PRECEDENT TO Credit Extensions

4.01Conditions of Initial Credit Extension to U.S. Borrower

.  The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, the Multicurrency Administrative Agent, each Lender and the Borrowers;

(ii)a Note executed by the U.S. Borrower in favor of each Lender requesting a Note.

(iii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party (other than the Japanese Borrower) as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party (other than the Japanese Borrower) is a party or is to be a party;

(iv)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the U.S. Borrower and its Subsidiaries (other than the Japanese Borrower) are validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)a certificate signed by a Responsible Officer of the U.S. Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(vi)a business plan and budget of the U.S. Borrower and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the U.S. Borrower, of consolidated balance sheets and statements of income or operations and cash flows of the U.S. Borrower and its Subsidiaries on a monthly basis for the first year following the Closing Date;

(vii)certificates attesting to the Solvency of each Loan Party before and after giving effect to the Loans, from its chief financial officer; and

(viii)evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect.

(b)(i) All fees required to be paid to the Administrative Agent and the Arranger on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.

(c)Unless waived by the Administrative Agent, the U.S. Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the U.S. Borrower and the Administrative Agent).

(d)The Lenders shall have completed a due diligence investigation of the U.S. Borrower, in scope, and with results, satisfactory to the Lenders, and shall have been given such access to the management, records, books of account, contracts and properties of the U.S. Borrower and shall have received such financial, business and other information regarding each of the foregoing Persons and businesses as they shall have requested.  All of the representations and warranties contained herein shall be true, accurate and complete and no Default or Event of Default shall have occurred.

(e)The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) from Alan Glass, general counsel to the U.S. Borrower, in form, scope and substance satisfactory to the Administrative Agent.  The U.S. Borrower hereby requests such counsel to deliver such opinions.

(f)At least five days prior to the Closing Date, each Lender shall have received:

(i)any and all documentation and other information requested by such Lender in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the USA PATRIOT Act; and

(ii)to the extent the U.S. Borrower constitutes a “legal entity customer” under the Beneficial Ownership Regulation, a completed Beneficial Ownership Certification in relation to the U.S. Borrower.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02Conditions to all Credit Extensions

.  The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)The representations and warranties of the U.S. Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b)No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

4.03Conditions to all Credit Extensions to Japanese Borrower  The obligation of each Lender to honor any Request for Credit Extension from the Japanese Borrower is subject to the following conditions precedent:

(a)The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated a recent date before the Borrowing Date and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)a Note executed by the Japanese Borrower in favor of each Lender requesting a Note.

(ii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Japanese Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Japanese Borrower is a party or is to be a party;

(iii)such documents and certifications as the Administrative Agent may reasonably require to evidence that the Japanese Borrower is duly organized or formed, and that the Japanese Borrower is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(iv)a certificate signed by a Responsible Officer of the U.S. Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated on or before the Borrowing Date) from Nishamura and Asahi, special counsel to the Japanese Borrower, in form, scope and substance satisfactory to the Administrative Agent.  The Japanese Borrower hereby requests such counsel to deliver such opinions.

(c)The Lenders shall have completed a due diligence investigation of the Japanese Borrower, in scope, and with results, satisfactory to them, and shall have been given such access to the management, records, books of account, contracts and properties of the Japanese Borrower and shall have received such financial, business and other information regarding each of the foregoing Persons and businesses as they shall have requested.  All of the representations and warranties contained herein shall be true, accurate and complete and no Default or Event of Default shall have occurred.

(d)At least five Business Days prior to the Borrowing Date, each Lender shall have received:

(i)any and all documentation and other information requested by such Lender in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the USA PATRIOT Act; and

(ii)to the extent the Japanese Borrower constitutes a “legal entity customer” under the Beneficial Ownership Regulation, a completed Beneficial Ownership Certification in relation to the Japanese Borrower.

(e)At least five Business Days prior to the Borrowing Date, each of the Lenders shall have confirmed the operational feasibility of the borrowing by the Japanese Borrower.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.03, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Borrowing Date specifying its objection thereto.

Article VREPRESENTATIONS AND WARRANTIES

The U.S. Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01Existence, Qualification and Power

.  Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02Authorization; No Contravention

.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03Governmental Authorization; Other Consents

.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or (b) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 5.03, all of which have been duly obtained, taken, given or made and are in full force and effect and the filing of a copy of the Credit Agreement with the Securities and Exchange Commission in accordance with applicable law, which filings (or the failure to file) do not affect the validity or enforceability of the Loan.

5.04Binding Effect

.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.055.05Financial Statements; No Material Adverse Effect

.    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the U.S. Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all Material Indebtedness and other liabilities, direct or contingent, of the U.S. Borrower and its Subsidiaries on a consolidated basis as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)The unaudited consolidated balance sheet of the U.S. Borrower and its Subsidiaries dated September 30, 2018, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the U.S. Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.  Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the U.S. Borrower and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

(c)Since June 30, 2018, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)The consolidated balance sheet of the U.S. Borrower and its Subsidiaries as at June 30, 2018 and the related consolidated and consolidating pro forma statements of income and cash flows of the U.S. Borrower and its Subsidiaries for the three months then ended, certified by the chief financial officer or treasurer of the U.S. Borrower, copies of which have been furnished to each Lender, fairly present the consolidated and consolidating pro forma financial condition of the U.S. Borrower and its Subsidiaries as at such date and the consolidated and consolidating pro forma results of operations of the U.S. Borrower and its Subsidiaries for the period ended on such date, in each case giving effect to the Loans, all in accordance with GAAP.

(e)The consolidated and consolidating forecasted balance sheet, statements of income and cash flows of the U.S. Borrower and its Subsidiaries delivered pursuant to Section 4.01 or Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the U.S. Borrower’s best estimate of its future financial condition and performance.

5.06Litigation

.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the U.S. Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority (including, without limitation and the SEC), by or against the U.S. Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07No Default

.  Neither the U.S. Borrower nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.085.08Ownership of Property; Liens; Investments

.    The U.S. Borrower and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)Schedule 5.08(b) sets forth a complete and accurate list of all Liens on the property or assets of the U.S. Borrower and each of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.  The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 5.08(b), and as otherwise permitted by Section 7.01.

(c)The U.S. Borrower and each of its Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Liens permitted by the Loan Documents.

(d)(i)Each lease of real property under which the U.S. Borrower or any Subsidiary of a Loan Party is the lessee is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

(ii)Each lease of real property under which any Loan Party or any Subsidiary of a Loan Party is the lessor is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms.

(e)Schedule 5.08(e) sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the date hereof (other than Investments held by a Loan Party or Subsidiary in any other Subsidiary), showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

5.09Environmental Compliance

.  The Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the U.S. Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10Insurance

.  The properties of the U.S. Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the U.S. Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the U.S. Borrower or the applicable Subsidiary operates.

5.11Taxes

.  The U.S. Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against the U.S. Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

5.125.12ERISA Compliance

.    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the U.S. Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.  The U.S. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)There are no pending or, to the best knowledge of the U.S. Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)(i) No ERISA Event in excess of the Threshold Amount has occurred or is reasonably expected to occur; (ii) except as shown on Schedule 5.12, on the Closing Date no Pension Plan has any Unfunded Pension Liability; (iii) neither the U.S. Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) to the best knowledge of the U.S. Borrower and all ERISA Affiliates, neither the U.S. Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the U.S. Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(d)Each Borrower represents and warrants as of the Closing Date that such Borrower is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to the Borrower’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, or this Agreement.

5.13Subsidiaries; Equity Interests; Loan Parties

.  As of the Closing Date, the U.S. Borrower has no Subsidiaries other than those specifically disclosed in Exhibit 21 to the Form 10-K for the fiscal year ended June 30, 2018, Enginetics Corporation, an Ohio corporation and Agile Magnetics, Inc., a New Hampshire corporation and those Subsidiaries formed specifically for the sale of the Cooking Solutions Group, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party free and clear of all Liens.  The U.S. Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Exhibit 21 to the Form 10-K for the fiscal year ended June 30, 2018, Enginetics Corporation, a Delaware corporation and Agile Magnetics, Inc., a New Hampshire corporation and those Subsidiaries formed specifically for the sale of the Cooking Solutions Group.  Set forth on Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number.  The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a)(iv) (or, in the case of the Japanese Borrower, Section 4.03(a)(ii)) is a true and correct copy of each such document, each of which is valid and in full force and effect.

5.145.14Margin Regulations; Investment Company Act

.    The Borrowers are not engaged and will not engage, principally or as one of their important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)None of the U.S. Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15Disclosure

.  The U.S. Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information, the U.S. Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

5.16Compliance with Laws

.  Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a)

such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17Intellectual Property; Licenses, Etc

.  Each Loan Party and each of its Subsidiaries own or possess the right to use all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the U.S. Borrower and its Subsidiaries, threatened, which either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18Solvency

.  Each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent.

5.19Casualty, Etc.

 Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.205.20PATRIOT Act; FCPA; OFAC

.    The U.S. Borrower and its Subsidiaries and, to the knowledge of the U.S. Borrower and its Subsidiaries, each director, officer, agent, employee and controlled Affiliate of the U.S. Borrower and its Subsidiaries, is in compliance, in all material respects, with the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, the PATRIOT Act and any other applicable terrorism and money laundering Laws of the United States.

(b)Each of the U.S. Borrower and its Subsidiaries and, to the knowledge of the U.S. Borrower and its Subsidiaries, each director, officer, agent, employee and controlled Affiliate of the U.S. Borrower and its Subsidiaries, is in compliance, in all material respects, with the FCPA and any other applicable anti-bribery or anti-corruption Laws of the United States (collectively, “Anti-Corruption Laws”).  No part of the proceeds of the Loans will be used, directly or, to the knowledge of the U.S. Borrower, indirectly for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws.

(c)None of the U.S. Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, agent, employee or controlled Affiliate of the U.S. Borrower or any of its Subsidiaries, is currently the subject of any U.S. sanctions or economic embargoes administered or enforced by the Office of Foreign Assets Control of the United States Department of the Treasury or any other sanctions authority of the United States (collectively, "Sanctions" and the associated Laws, collectively, “Sanctions Laws”).  Each of the U.S. Borrower and its Subsidiaries and, to the knowledge of the U.S. Borrower and its Subsidiaries, each director, officer, agent, employee and controlled Affiliate of the U.S. Borrower and its Subsidiaries, is in compliance, in all material respects, with all Sanctions Laws.  None of the U.S. Borrower or any of its Subsidiaries will directly or, to the knowledge of the U.S. Borrower and its Subsidiaries, indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person or in any country or territory that at such time is the subject of any Sanctions.

5.21EEA Financial Institutions

.  No Loan Party is an EEA Financial Institution.

5.22Anti-Social Forces

 Each Loan Party and each of its Subsidiaries is not or has not been classified as an Anti-Social Group, does not have or has not had any Anti-Social Relationship and does not engage or has not engaged in Anti-Social Conduct, whether directly or indirectly through a third party.

Article VIAFFIRMATIVE COVENANTS

So long as any Lender shall have any Revolving Credit Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the U.S. Borrower shall, and shall cause each Subsidiary to:

6.01Financial Statements

.  Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)as soon as available, but in any event within 90 days after the end of each fiscal year of the U.S. Borrower, a consolidated balance sheet of the U.S. Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the U.S. Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the U.S. Borrower and its Subsidiaries;

(b)as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the U.S. Borrower, a consolidated balance sheet of the U.S. Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of the U.S. Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the U.S. Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the U.S. Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the U.S. Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the U.S. Borrower and its Subsidiaries; and

(c)as soon as available, but in any event within 75 days after the end of each fiscal year of the U.S. Borrower, an annual business plan and budget of the U.S. Borrower and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the U.S. Borrower, in form satisfactory to the Administrative Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of the U.S. Borrower and its Subsidiaries on a quarterly basis for the immediately following fiscal year.

As to any information contained in materials furnished pursuant to Section 6.02(d), the U.S. Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the U.S. Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02Certificates; Other Information

.  Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

(b)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and Section 6.01(b), (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the U.S. Borrower which, among other matters, includes a certification that no Default or Event of Default exists and (ii) a copy of management’s discussion and analysis with respect to such financial statements;

(c)promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;

(d)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the U.S. Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the U.S. Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the

Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f)promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(g)promptly following any request therefor, deliver information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws; and

(h)promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), Section 6.01(b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted by the U.S. Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  (i) the U.S. Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the U.S. Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the U.S. Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance the U.S. Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the U.S. Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The U.S. Borrower hereby acknowledges that the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the U.S. Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform).

6.03Notices

.  Promptly, and in any event within three Business Days after the U.S. Borrower or any of its Subsidiaries obtains knowledge thereof, notify the Administrative Agent and each Lender:

(a)of the occurrence of any Default and of any Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the U.S. Borrower or its Subsidiary proposes to take with respect thereto;

(b)of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the U.S. Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the U.S. Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the U.S. Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws, in each case, which has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)of the occurrence of any ERISA Event;

(d)of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(e)of the occurrence of any material Disposition of property or assets; and

(f)any significant adverse change (in the U.S. Borrower’s reasonable judgment) in the U.S. Borrower’s or any Subsidiaries’ relationship with, or any significant event or circumstance which is (in the U.S. Borrower’s reasonable judgment) likely to adversely affect the U.S. Borrower’s or any Subsidiary’s relationship with (A) any customer or related group of customers) representing more than 10% of the U.S. Borrower’s consolidated revenues during its most recent fiscal year, or (B) any supplier which is material to the operations of the U.S. Borrower and its Subsidiaries considered as an entity.

Each notice pursuant to Section 6.03 (other than Section 6.03(e) or (f)) shall be accompanied by a statement of a Responsible Officer of the U.S. Borrower setting forth details of the occurrence referred to therein and stating what action the U.S. Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04Payment of Obligations

.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the U.S. Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all

Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05Preservation of Existence, Etc.

 (a)  Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization (except as otherwise permitted under Section 7.04); (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06Maintenance of Properties

.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07Maintenance of Insurance

.  Maintain with financially sound and reputable insurance companies not Affiliates of the U.S. Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

6.08Compliance with Laws

.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09Books and Records

.  (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the U.S. Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the U.S. Borrower or such Subsidiary, as the case may be.

6.10Inspection Rights

.  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the U.S. Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the U.S. Borrower and, so long as no Default or Event of Default has occurred and is continuing, U.S. Borrower will not be required to reimburse the Administrative Agent for more than two such visits in any fiscal year; provided, however, that when an Event of Default exists the Administrative

Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the U.S. Borrower at any time during normal business hours and without advance notice.

6.11Use of Proceeds

.  Use the proceeds of the Credit Extensions (i) to refinance certain existing Indebtedness of the U.S. Borrower; (ii) to pay fees and expenses incurred in connection with this Agreement; (iii) for Permitted Acquisitions; and (iv) for working capital and for general corporate purposes not in contravention of any Law or of any Loan Document.

6.12Covenant to Guarantee Obligations; Additional Subsidiaries

.  If any direct or indirect Domestic Subsidiary which is a Material Subsidiary is formed or acquired after the Closing Date, notify the Administrative Agent in writing thereof not later than the tenth Business Day after the date on which such Subsidiary is formed or acquired or such Unrestricted Subsidiary becomes a Subsidiary, and the U.S. Borrower will cause such Subsidiary to execute and deliver a joinder to the Guaranty (or otherwise become a party thereto in the manner provided therein) and become a party to each applicable Loan Document in the manner provided therein, in each case not later than the tenth Business Day after the date on which such Subsidiary is formed or acquired or such Unrestricted Subsidiary becomes a Subsidiary.

6.13Compliance with Environmental Laws

.  Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the U.S. Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14Further Assurances

.  Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, correct any material defect or error that may be discovered in any Loan Document or in the execution or acknowledgment.

6.15Compliance with Terms of Leaseholds

.  Make all payments and otherwise perform all obligations in respect of all leases of real property to which the U.S. Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.16Material Contracts

.  Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.17Most Favored Covenant Status

.  If the U.S. Borrower or any of its Subsidiaries at any time after the Closing Date enters into or modifies any Material Indebtedness Agreement, such that such Material Indebtedness Agreement includes affirmative or negative covenants (or any events of default or other type of restriction that would have the practical effect of any affirmative or negative business or financial covenant, including, without limitation, any “put” or mandatory prepayment of such Indebtedness upon the occurrence of a “change of control”) that are applicable to the U.S. Borrower or any of its Subsidiaries, other than those set forth herein or in any of the other Loan Documents, promptly so notify the Administrative Agent and the Lenders and, if the Administrative Agent shall so request by written notice to the U.S. Borrower (after a determination has been made by the Required Lenders that such Material Indebtedness Agreement contains any such provisions that either individually or in the aggregate are more favorable to the holders of such Indebtedness than any of the provisions set forth herein), the U.S. Borrower, the Administrative Agent and the Lenders shall promptly amend this Agreement to incorporate some or all of such provisions, in the discretion of the Administrative Agent and the Required Lenders, into this Agreement and, to the extent necessary and reasonably desirable to the Administrative Agent and the Required Lenders, into any of the other Loan Documents, all at the election of the Administrative Agent and the Required Lenders.

6.18Senior Debt

.  Ensure that the Obligations shall, at all times, rank at least pari passu in right of payment (to the fullest extent permitted by law) with all other senior Indebtedness of the U.S. Borrower and each of its Subsidiaries.

Article VIINEGATIVE COVENANTS

So long as any Lender shall have any Revolving Credit Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the U.S. Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01Liens

.  Either (x) create, incur, assume or suffer to exist any Lien upon any of its property, assets, revenues or rights to receive revenues, whether now owned or hereafter acquired, or (y) sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the U.S. Borrower or any of its Subsidiaries as debtor, and any Person other than the Administrative Agent, as a secured party, nor grant a security interest in any of their property, assets, revenues or rights to receive revenues, in favor of any Person other than the Administrative Agent, other than the following:

(a)Liens existing on the date hereof and listed on Schedule 5.08(b) and any renewals or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(g);

(b)Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(d)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(e)deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f)easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(g)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(h)Security interests on fixed or capital assets acquired, constructed or improved by the U.S. Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 7.02(c), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, (iv) such security interest shall not apply to any other property or assets of the U.S. Borrower or any Subsidiary and (v) the amount of Indebtedness permitted to be secured hereunder shall not exceed $15,000,000, in the aggregate, at any time outstanding;

(i)any Lien granted to the Administrative Agent, for the benefit of the Lenders, securing any of the Obligations or any other Indebtedness of the U.S. Borrower or any Subsidiary under the Loan Documents or any Indebtedness under any Swap Contract to which the U.S. Borrower or any of its Subsidiaries is a party and as to which a Lender or any of its Affiliates is a counterparty; and

(j)without duplication of any other provision contained in this Section 7.01, other Liens not to exceed five percent (5%) of Consolidated Tangible Assets in the aggregate at any time outstanding.

7.02Indebtedness

.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)Indebtedness under the Loan Documents;

(b)Indebtedness outstanding on the date hereof and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension;

(c)Indebtedness of the U.S. Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this subsection (c) shall not, without duplication, exceed $15,000,000 at any time outstanding;

(d)Indebtedness of one or more Unrestricted Subsidiaries not exceeding $40,000,000, in the aggregate, at any time outstanding (which shall be in addition to the Indebtedness permitted pursuant to Section 7.02(j) below);

(e)Indebtedness of the U.S. Borrower to any Guarantor and of any Guarantor to the U.S. Borrower or any other Guarantor;

(f)Guarantees by the U.S. Borrower of Indebtedness of any Guarantor and by any Guarantor of Indebtedness of the U.S. Borrower or any other Guarantor; provided that such Indebtedness is otherwise permitted by this Section 7.02;

(g)other unsecured Indebtedness of the U.S. Borrower and its Subsidiaries; provided that no Default or Event of Default has occurred and is continuing at the time of the incurrence of such Indebtedness and no Default or Event of Default would occur after giving effect to such incurrence and so long as, on a pro forma basis, the Consolidated Leverage Ratio is less than the Consolidated Leverage Ratio required in Section 7.11(a) (which, if calculated on the Closing Date would be 3.50:1.00) after giving effect to such incurrence;

(h)Indebtedness of the U.S. Borrower and its Subsidiaries under Swap Contracts; provided that such Swap Contracts were entered into in the ordinary course of business and not for speculative purposes;

(i)Indebtedness incurred in connection with the financing of industrial revenue bonds (“IRB”) or industrial development bonds (“IDB”) including any letters of credit issued in connection with such IRBs or IDBs; provided such Indebtedness does not exceed $15,000,000 in the aggregate at any time;

(j)unsecured Indebtedness of the Japanese Borrower or other Foreign Subsidiaries in an aggregate amount of up to $30,000,000 (or the equivalent amount in Japanese Yen) at the time of incurrence; provided that to the extent the holders of such Indebtedness require a guaranty from the U.S. Borrower, the Japanese Borrower or such other Foreign Subsidiary shall provide to the Administrative Agent, at the Administrative Agent’s option, either (A) an upstream Guaranty of the Obligations in favor of the Administrative Agent or (B) the pledge of sixty-six percent (66%) of the Equity Interests in such Japanese Borrower or Foreign Subsidiary to the Administrative Agent; and

(k)without duplication of any other provision contained in this Section 7.02, other Indebtedness not to exceed five percent (5%) of Consolidated Tangible Assets in the aggregate at any time outstanding.

7.03Investments

.  Make or hold any Investments, except:

(a)Investments held by the U.S. Borrower and its Subsidiaries in the form of Cash Equivalents;

(b)additional Investments by the U.S. Borrower and its Subsidiaries in Loan Parties;

(c)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(d)Guarantees permitted by Section 7.02;

(e)Investments existing on the date hereof (other than those referred to in Section 7.03(b)(i)) and set forth on Schedule 5.08(e);

(f)loans and advances to employees of the U.S. Borrower or any Subsidiary for business-related travel expenses, moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business, such loans or advances shall not exceed $1,000,000 in the aggregate at any time outstanding;

(g)if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, investments in Unrestricted Subsidiaries; provided that the aggregate amount of all such investments in Unrestricted Subsidiaries made after the Closing Date shall not exceed $5,000,000 which amount is in addition to that permitted in a Permitted Foreign Acquisition;

(h)Permitted Acquisitions;

(i)Permitted Foreign Acquisitions;

(j)Investments constituting loans permitted under Section 7.02(e); and

(k)without duplication of any other provision contained in this Section 7.03, other Investments not provided for in any other clause of this Section 7.03 not to exceed five percent (5%) of Consolidated Tangible Assets in the aggregate at any time outstanding; provided that this clause (k) is not available for Permitted Foreign Acquisitions.

7.04Fundamental Changes

.  Merge, dissolve, liquidate, divide, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

(a)any wholly-owned Subsidiary may merge into the U.S. Borrower in a transaction in which the U.S. Borrower is the surviving entity, and any wholly-owned Subsidiary may merge into any Subsidiary Guarantor in a transaction in which such Subsidiary Guarantor is the surviving entity;

(b)any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the U.S. Borrower or to any Guarantor; and

(c)any Subsidiary may divide itself into two or more Persons, provided that in any such division of a Guarantor, each surviving or resulting Person shall be a Guarantor and shall remain jointly and severally liable for all Obligations.

7.05Dispositions

.  Make any Disposition or enter into any agreement to make any Disposition, except:

(a)Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)Dispositions of inventory in the ordinary course of business;

(c)Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)Dispositions of property by any Subsidiary to the U.S. Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the U.S. Borrower or a Guarantor;

(e)non-exclusive licenses of IP Rights in the ordinary course of business and substantially consistent with past practice for terms not exceeding five years;

(f)the sale of the Cooking Solutions Group; provided that such Disposition consists of the sale of assets with a net value no more than $90,000,000; and

(g)without duplication of any other provision contained in this Section 7.05, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, on a pro forma basis, after giving effect thereto, at the time of any such Dispositions, other Dispositions in an aggregate fair market value of up to $125,000,000 during the term hereof.

7.06Restricted Payments

.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or accept any capital contributions, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a)each Subsidiary may make Restricted Payments to the U.S. Borrower, any Subsidiaries of the U.S. Borrower that are Guarantors and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)the U.S. Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)the U.S. Borrower may declare or pay cash dividends to its stockholders or purchase, redeem or otherwise acquire its common Equity Interests or as a dividend, return of capital or other distribution in respect of any of the U.S. Borrower’s or a Subsidiary’s Equity Interests; provided that no Default or Event of Default has occurred and is continuing at the time of any dividend repurchase, redemption or other acquisition, such return of capital or other such distribution, and no Default or Event of Default would occur after giving effect thereto, and so long as, on a pro forma basis, the Consolidated Leverage Ratio is less than or equal to the Consolidated Leverage Ratio required in Section 7.11(a) (if calculated on the Closing Date, this would be up to 3.50:1.00) after giving effect to such cash dividend or such purchase, redemption or other acquisition, return of capital or other such distribution; and

(d)so long as no Default or Event of Default shall have occurred and be continuing or any Subsidiary may make payments of Indebtedness subordinated to the Obligations to the extent permitted by the terms of a written subordination agreement, provided such subordinated Indebtedness is subject to such written subordination agreement, entered into with the Administrative Agent in form and substance satisfactory to the Administrative Agent.

7.07Change in Nature of Business

.  Engage in any material line of business substantially different from those lines of business conducted by the U.S. Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.08Transactions with Affiliates

.  Enter into any transaction of any kind with any Affiliate of the U.S. Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the U.S. Borrower or such Subsidiary as would be obtainable by the U.S. Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

7.09Burdensome Agreements

.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (a) of any

Subsidiary to make Restricted Payments to the U.S. Borrower or any Guarantor or to otherwise transfer property to or invest in the U.S. Borrower or any Guarantor or (b) of any Subsidiary to Guarantee the Indebtedness of the U.S. Borrower.

7.10Use of Proceeds

.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11Financial Covenants

.

(a)Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter of the U.S. Borrower to be greater than (i) 3.50:1.00 or (ii) upon the occurrence of a Material Permitted Acquisition, at the Borrower’s option and upon written notice to the Administrative Agent within five (5) days after the occurrence of such Material Permitted Acquisition, 4.00:1.00 for four (4) consecutive fiscal quarters commencing with the first full fiscal quarter after such Material Permitted Acquisition occurs; provided that this step-up with respect to a Material Permitted Acquisition may not be exercised more than two (2) times; and

(b)Consolidated Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the U.S. Borrower to be less than 2.75x:1.00.

7.12Amendments of Organization Documents

.  Amend any of its Organization Documents which would be materially adverse to the Lenders.

7.13Accounting Changes

.  Make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) their fiscal year.

7.14Prepayments, Etc. of Indebtedness

.  Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement and (b) refinancings and refundings of such Indebtedness in compliance with Section 7.02(g).

7.15Amendment, Etc

.  Amend, modify or change in any manner any term or condition of any Material Indebtedness or Material Indebtedness to the extent such amendment, modification or change would be adverse to the Administrative Agent or any Lender.

7.16Disqualified Equity Interest

.  Issue any Disqualified Equity Interests.

7.17Anti-Terrorism Laws

.  Neither the U.S. Borrower nor any of its Subsidiaries shall be in violation of any law or regulation, or identified in any list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act or is the subject of Sanctions), in each ease, that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits any Lender or L/C Issuer from making any advance or extension of credit to the U.S. Borrower or from otherwise conducting business with the U.S. Borrower or in any other manner that would result in a violation by any Person (including any Person participating in the transaction in any capacity) of Sanctions Laws.

7.18Anti-Social Forces (a) Become a member of an Anti-Social Group, (b) have any Anti-Social Relationship or (c) engage in any Anti-Social Conduct, whether directly or indirectly through a third party.

Article VIIIEVENTS OF DEFAULT AND REMEDIES

8.01Events of Default

.  Any of the following shall constitute an Event of Default:

(a)Non-Payment.  The U.S. Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)Specific Covenants.  The U.S. Borrower or the Japanese Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.07, 6.10, 6.11, 6.12, 6.15, 6.18 or Article VII; or

(c)Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the U.S. Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(e)Cross-Default.  (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any Material Indebtedness Agreement, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan

Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)Insolvency Proceedings, Etc.  Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)Judgments.  There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the U.S. Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the U.S. Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)Invalidity of Loan Documents.  Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)Change of Control.  There occurs any Change of Control.

8.02Remedies upon Event of Default

.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the U.S. Borrower;

(c)require that the U.S. Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the U.S. Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the U.S. Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03Application of Funds

.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Multicurrency Administrative Agent and amounts payable under Article III), in each case payable to the Administrative Agent or the Multicurrency Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Swap Contracts and Bank Product Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the U.S. Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Article IXADMINISTRATIVE AGENT

9.019.01Appointment and Authority

.    Each of the Lenders and the L/C Issuer hereby irrevocably appoints Citizens to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Each of the Multicurrency Lenders and the Multicurrency L/C Issuer hereby irrevocably appoints Citizens to act on its behalf as the Multicurrency Administrative Agent hereunder and under the other Loan Documents and authorizes the Multicurrency Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Multicurrency Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Multicurrency Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b)The Administrative Agent and the Multicurrency Administrative Agent may appoint any co-agents, sub-agents and attorneys-in-fact for purposes of exercising any rights and remedies hereunder at the direction of the Administrative Agent or the Multicurrency

Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c)) as if set forth in full herein with respect thereto.

9.02Rights as a Lender

.  The Person serving as the Administrative Agent and the Multicurrency Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or the Multicurrency Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent or the Multicurrency Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the U.S. Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent or the Multicurrency Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03Exculpatory Provisions

.  Neither the Administrative Agent nor the Multicurrency Administrative Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, neither the Administrative Agent nor the Multicurrency Administrative Agent:

(a)shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Multicurrency Administrative Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the neither the Administrative Agent nor the Multicurrency Administrative Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Multicurrency Administrative Agent, as applicable, to liability or that is contrary to any Loan Document or applicable law; and

(c)shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the U.S. Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Multicurrency Administrative Agent or any of their respective Affiliates in any capacity.

(d)Neither the Administrative Agent nor the Multicurrency Administrative Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent or the Multicurrency Administrative Agent, as applicable, shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct.  Neither the Administrative Agent nor the Multicurrency Administrative Agent shall be deemed to have knowledge of any

Default unless and until notice describing such Default is given to the Administrative Agent or the Multicurrency Administrative Agent by a Borrower, a Lender or the L/C Issuer.

(e)Neither the Administrative Agent nor the Multicurrency Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Multicurrency Administrative Agent, as applicable.

9.04Reliance by Administrative Agents

.  The Administrative Agent and the Multicurrency Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent and the Multicurrency Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent and the Multicurrency Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent or the Multicurrency Administrative Agent, as applicable, shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent and the Multicurrency Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05Delegation of Duties

.  The Administrative Agent and the Multicurrency Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent or the Multicurrency Administrative Agent, as applicable.  The Administrative Agent, the Multicurrency Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent, the Multicurrency Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and as Multicurrency Administrative Agent.

9.06Resignation of Administrative Agent

.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the U.S. Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the U.S. Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the U.S. Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Citizens as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (e) of the definition of Defaulting Lender, the Required Lenders may, to the extent permitted by applicable laws, by notice in writing to the U.S. Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the U.S. Borrower, appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that, without the consent of the U.S. Borrower (not to be unreasonably withheld), the Required Lenders shall not be permitted to select a successor that is not a U.S. financial institution described in Treasury Regulation Section 1.1441-1(b)(2)(ii) or a U.S. branch of a foreign bank described in Treasury Regulation Section 1.1441-1(b)(2)(iv)(A).  If no such successor shall have been appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with notice on the Removal Effective Date.  The provisions of this Section 9.06 also apply to the Multicurrency Administrative Agent.

9.07Non-Reliance on Administrative Agent and Other Lenders

.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, the Multicurrency Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Multicurrency Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08No Other Duties, Etc.

 Anything herein to the contrary notwithstanding, none of the Bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Multicurrency Administrative Agent a Lender or the L/C Issuer hereunder.

9.09Administrative Agent May File Proofs of Claim

. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the U.S. Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

Article XRESERVED

Article XIMISCELLANEOUS

11.01Amendments, Etc.

 No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the U.S. Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the U.S. Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)waive any condition set forth in Section 4.01 (other than Section 4.01(b)(i) or (c)), or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;

(b)extend or increase the Revolving Credit Commitment of any Lender (or reinstate any Revolving Credit Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(d)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Margin that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender entitled to such amount;

(e)change (i) Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Revolving Credit Commitments or any prepayment of Revolving Credit Loans from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that materially and adversely affects the Lenders without the prior written consent of the Required Lenders;

(f)change (i) any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 11.01(f)), without the written consent of each Lender or (ii) the definition of “Required Lenders,” without the written consent of each Lender under the applicable Facility;

(g)release all or substantially all of the value of the Guaranty, without the written consent of each Lender;

(h)impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of the Required Lenders; or

(i)add additional currencies as Foreign Currencies in which Multicurrency Revolving Credit Loans may be made under this Agreement without the written consent of the Administrative Agent and all the Multicurrency Lenders;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Credit Commitment of such Lender may not be increased or extended without the consent of such Lender.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the U.S. Borrower may replace such non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the U.S. Borrower to be made pursuant to this paragraph).

11.0211.02Notices; Effectiveness; Electronic Communications

.    Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to the U.S. Borrower, the Japanese Borrower, the Administrative Agent, the Multicurrency Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its signature page to this Agreement.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).  It is understood that matters concerning the Multicurrency Revolving Credit Loans will be administered by the Multicurrency Administrative Agent and therefore all notices concerning such Multicurrency Revolving Credit Loans will be required to be given at the Multicurrency Administrative Agent’s Office.

(b)Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent, the Multicurrency Administrative Agent or the U.S. Borrower or the Japanese Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)Change of Address, Etc.  Each of the U.S. Borrower, the Japanese Borrower, the Administrative Agent, the Multicurrency Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the U.S. Borrower, the Japanese Borrower, the Administrative Agent, the Multicurrency Administrative Agent, the L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities laws.

(e)Reliance by Administrative Agent, L/C Issuer and Lenders.  The Administrative Agent, the Multicurrency Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  Each Borrower shall indemnify the Administrative Agent, the Multicurrency Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent or the Multicurrency Administrative Agent may be recorded by the Administrative Agent or the Multicurrency Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03No Waiver; Cumulative Remedies; Enforcement

.  No failure by any Lender, the L/C Issuer, the Administrative Agent or the Multicurrency Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.0411.04Expenses; Indemnity; Damage Waiver

.    Costs and Expenses.  The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Multicurrency Administrative Agent and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and Multicurrency Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all outofpocket expenses incurred by the Administrative Agent, the Multicurrency Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Multicurrency Administrative Agent, any Lender or the L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)Indemnification by the Borrowers.  The Borrowers shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof), the Multicurrency Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by a Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties and the Multicurrency Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the U.S. Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the U.S. Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if a Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)Reimbursement by Lenders.  To the extent that a Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Multicurrency Administrative Agent (and any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Multicurrency Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Multicurrency Administrative Agent (and any such sub-agent), or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Multicurrency Administrative Agent (or any such sub-agent), or L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, neither Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, the Multicurrency Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05Payments Set Aside

.  To the extent that any payment by or on behalf of a Borrower is made to the Administrative Agent, the Multicurrency Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the Multicurrency Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Multicurrency Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent or the Multicurrency Administrative Agent, upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent or the Multicurrency Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.0611.06Successors and Assigns

.    Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment(s), the Multicurrency Revolving Subcommitments and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment and the Loans at the time owing to it thereunder or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the U.S. Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Revolving Credit Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)the consent of the U.S. Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the U.S. Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of  any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C)the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.

(iv)Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.

(v)No Assignment to Borrowers.  No such assignment shall be made to the U.S. Borrower or any of the U.S. Borrower’s Affiliates or Subsidiaries.

(vi)No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)The Assignee must be able to lend in all Currencies to all Borrowers in the same manner as the Lender making such an assignment.

(viii)In the case of an assignment by a Lender of all or a portion of its Revolving Credit Commitment, such assignment must include a ratable assignment of such Lender’s Multicurrency Revolving Subcommitment.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.05, 3.06 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c)Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the U.S. Borrower or any of the U.S. Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant.  Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.05 and 3.06 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender;  provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register).

(e)Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the U.S. Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the U.S. Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the U.S. Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Citizens assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 11.06(b), Citizens may, (i) upon 30 days’ notice to the U.S. Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the U.S. Borrower, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the U.S. Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the U.S. Borrower to appoint any such successor shall affect the resignation of Citizens as L/C Issuer or Swing Line Lender, as the case may be.  If Citizens resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Citizens resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Citizens to effectively assume the obligations of Citizens with respect to such Letters of Credit.

11.07Treatment of Certain Information; Confidentiality

.  Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the U.S. Borrower and its obligations, (g) with the consent of the U.S. Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the U.S. Borrower.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof; provided that, in the case of information received from a Loan Party or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the U.S. Borrower or a

Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

The Loan Parties hereby authorize Administrative Agent to publish the name and logo of any Loan Party and the amount and transaction details of the credit facility provided hereunder in any “tombstone” or comparable advertisement or other marketing materials which Administrative Agent elects to publish. The U.S. Borrower will have the opportunity to review, edit and approve the tombstone, advertisement and/or other marketing materials before publication (which approval shall not be unreasonably withheld).

The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

11.08Right of Setoff.

 If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the U.S. Borrower or any other Loan Party against any and all of the obligations of the U.S. Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the U.S. Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the U.S. Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09Interest Rate Limitation

.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the U.S. Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10Counterparts; Integration; Effectiveness

.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11Survival of Representations and Warranties

.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12Severability

.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.13Replacement of Lenders

.  If any Lender requests compensation under Section 3.05, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives such Borrower the right to replace a Lender as a party hereto, then such Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)such Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)in the case of any such assignment resulting from a claim for compensation under Section 3.05 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

11.1411.14Defaulting Lenders

.    Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii)Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment of any amounts owing by that Defaulting Lender to the Swing Line Lender hereunder; third, to the payment of any amounts owing by that Defaulting Lender to any L/C Issuer hereunder, and/or, if so determined by the Administrative Agent or requested by such L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, any L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against that

Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings or Swing Line Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings or Swing Line Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings or Swing Line Loans owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings or Swing Line Loans owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 11.14(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.  That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(i).

(iv)Reallocation of Applicable Percentages.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, or in Swing Line Loans pursuant to Section 2.04, the “Applicable Percentage”, “Applicable Revolving Credit Percentage” and “Multicurrency Revolving Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or in Swing Line Loans, shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans of that Lender.

(b)Defaulting Lender Cure.  If the U.S. Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and in Swing Line Loans, to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 11.14(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the U.S. Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)Nothing in this Section 11.14 shall limit the rights and remedies any party hereto shall have against any Defaulting Lender.

11.1511.15Governing Law; Jurisdiction; Etc.

   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)SUBMISSION TO JURISDICTION.  THE U.S. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE U.S. BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)WAIVER OF VENUE.  THE U.S. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

11.16Waiver of Jury Trial

.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.17No Advisory or Fiduciary Responsibility

.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger, and the other Lead Arranger(s) and Lenders are arm’s-length commercial transactions between the Borrowers and their Affiliates, on the one hand, and the Administrative Agent, the Multicurrency Administrative Agent, the Arranger and the other Lead Arranger(s) and the Lenders, on the other hand, (B) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Multicurrency Administrative Agent, the Arranger and each other Lead Arranger and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Multicurrency Administrative Agent, the Arranger nor any other Lead Arranger or Lender has any obligation to any Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Multicurrency Administrative Agent, the Arranger and the other Lead Arranger(s) and Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and neither the Administrative Agent, the Multicurrency Administrative Agent, the Arranger nor any other Lead Arranger or Lender has any obligation to disclose any of such interests to any Borrower or its Affiliates.  To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Multicurrency Administrative Agent, the Arranger and the other Lead

Arranger(s) and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.18Electronic Execution of Assignments and Certain Other Documents

.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.19USA PATRIOT Act

.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.  The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

11.20Time of the Essence

.  Time is of the essence of the Loan Documents.

11.21ENTIRE AGREEMENT

.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.22Keepwell

.  Each Qualified ECP Guarantor shall, and U.S. Borrower shall cause each Qualified ECP Guarantor to, jointly and severally, absolutely, unconditionally and irrevocably undertake to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this section voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full.  Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes ,of the Commodity Exchange Act.

11.23Ratification

.  The terms and provisions set forth in this Second Amended and Restated Credit Agreement shall modify and supersede all inconsistent terms and provisions set forth in the Original Credit Agreement and except as expressly modified and superseded by this Amended and Restated Credit Agreement, the terms and provisions of the Original Credit Agreement and the other Loan Documents are ratified and confirmed. For all matters arising prior to the effective date of this Second Amended and Restated Credit Agreement, the Original Credit Agreement (as unmodified by this Second Amended and Restated Credit Agreement) shall control.

11.24Reference to Agreement

.  Each of the Loan Documents, including the Original Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Original Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Original Credit Agreement shall mean a reference to the Original Credit Agreement as amended hereby.

11.25Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

11.26Conversion of Currencies.

. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law).  The obligations of the Loan Parties contained in this Section 11.26 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

11.27Lender Representation.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

11.28U.S. Borrower Liability.    For the avoidance of doubt, the U.S. Borrower shall be liable for all U.S. Obligations and all Foreign Obligations.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

STANDEX INTERNATIONAL CORPORATION, as the U.S. Borrower

By:  /s/ David A. Dunbar

Name:  David A. Dunbar

Title:    President

STANDEX ELECTRONICS JAPAN CORPORATION, as the Japanese Borrower

By:  David A. Dunbar

Name:  David A. Dunbar

Title:    Vice President

Signature Page – Standex Second A&R Credit Agreement

CITIZENS BANK, N.A., as
Administrative Agent and as a Lender

By:  /s/ Michael Makaitis

Name:  Michael Makaitis

Title:   Senior Vice President

Address:

28 State Street

MS 1485

Boston, MA 02109

Attention: Michael Makaitis

Telephone: 617-725-5710

E-mail:  michael.k.makaitis@citizensbank.com

Signature Page – Standex Second A&R Credit Agreement

CITIZENS BANK, N.A., as
Multicurrency Administrative Agent and as a Lender

By:  /s/ Michael Makaitis

Name:  Michael Makaitis

Title:   Senior Vice President

Address:

1 Citizens Drive

Riverside RI, 02915

ROP 20A

Attention:  Irene Dollard

Telephone: 401-282-4738

E-mail:  CLSFXLoanOps@citizensbank.com

Signature Page – Standex Second A&R Credit Agreement

CITIZENS BANK, N.A., Swing Line Lender,
an L/C Issuer, Joint Lead Arranger and
Joint Book Runner

By:  /s/ Michael Makaitis

Name:  Michael Makaitis

Title:   Senior Vice President

Address:

28 State Street

MS 12485

Boston, MA 02109

Signature Page – Standex Second A&R Credit Agreement

BANK OF AMERICA, N.A., as a Lender,
Co-Syndication Agent, Joint Lead Arranger and
Joint Book Runner

By:  /s/ Robert C. Megan

Name:  Robert C. Megan

Title:  Senior Vice President

Address:

100 Federal Street

MA5-100-08-13

Boston, MA 02110

Signature Page – Standex Second A&R Credit Agreement

TD BANK, N.A., as a Lender, Co-Syndication
Agent and Joint Lead Arranger

By:  /s/ Alan Garson

Name:  Alan Garson

Title:  Senior Vice President

Address:

200 State Street

10th Floor

Boston, MA 02109

Signature Page – Standex Second A&R Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender and as Co-Documentation Agent

By:  /s/ Brian Keenan

Name:  Brian Keenan

Title:   Vice President

Address:

Chase

50 Rowes Wharf 2nd Floor

Boston, MA 02110

Signature Page – Standex Second A&R Credit Agreement

BRANCH BANKING & TRUST COMPANY, as a Lender and Co-Documentation Agent

By:  /s/ J. Carlos Navarrete

Name:  J. Carlos Navarrete

Title:    Vice President

Address:

BB&T Capital Markets

8200 Greensboro Drive, Suite 1000

McLean, VA 22102

Signature Page – Standex Second A&R Credit Agreement

SANTANDER BANK, N.A., as a Lender

By:  /s/ Karen Ng

Name:  Karen Ng

Title:  Senior Vice President

Address:

28 State Street

16th Floor

Boston, MA 02109

Signature Page – Standex Second A&R Credit Agreement